Exhibit 10.15

CERTAIN PORTIONS

HEREOF DENOTED WITH "[***]"

HAVE BEEN OMITTED

PURSUANT TO A REQUEST

FOR CONFIDENTIAL TREATMENT

AND HAVE BEEN FILED

SEPARATELY WITH THE

COMMISSION

STANDARD INDUSTRIAL LEASE

1.             BASIC LEASE PROVISIONS

1.1           DATE:  December 22, 2003

1.2           LANDLORD:  The Realty Associates Fund V, L.P.,
a Delaware limited partnership

1.3           TENANT:  K.P.  Sports, Inc.,
a Maryland corporation, trading as Under Armour Performance Apparel

1.4           PREMISES ADDRESSES:  1010 Swan Creek Drive
Glen Burnle, Maryland

1.5           APPROXIMATE LEASABLE AREA
OF PREMISES:  264,676 rentable square feet

1.6           USE:  General office warehouse, light manufacturing and distribution and retail product sales, subject to the requirements and limitations contained in Section 4.1.

1.7           TERM:  Five (5) years

1.8           COMMENCEMENT DATE:  April 1, 2004

1.9           MONTHLY BASE RENT:  $[***]

1.10         ESTIMATED MONTHLY OPERATING
EXPENSE PAYMENT:  $[***]

1.11         BASE RENT AND ESTIMATED MONTHLY OPERATING EXPENSE PAYMENT PAID UPON EXECUTION:  $[***] (for the first full month of the Term of this Lease)

1.12         TENANT’S PERCENTAGE SHARE:  [***]% (See Addendum Paragraph 4) (See also Section 6.4)

1.13         SECURITY DEPOSIT:  $[***]

1.14         NUMBER OF PARKING SPACES:  Tenant shall be entitled to use Tenant’s Percentage Share of the parking spaces in the parking areas of the Project on an unreserved basis in common with other tenants of the Project

1.15         REAL ESTATE BROKER:

LANDLORD:  Coldwell Banker Commercial NRT

TENANT:  Coldwell Banker Commercial NRT

1.16         EXHIBITS ATTACHED TO LEASE:  Addendum; Exhibit A — “Premises”; Exhibit A-1 — “Tenant’s Additional Parking”; Exhibit B — “Verification Letter”; Exhibit C — “Rules and Regulations”; Exhibit D — intentionally omitted; Exhibit E — “Letter Regarding Retail Sales Use”; Exhibit F — “Form of License Agreement for Satellite Dish”; Schedule 1 — Intentionally Omitted; Schedule 2 — “Office Work”; Schedule 3 — “Code Compliance Work”; Schedule 4 — “Demising Work”

1.17         ADDRESSES FOR NOTICES:

LANDLORD:	The Realty Associates Fund V, L.P.
c/o NAI KLNB, Inc.
1430 Joh Avenue
Suite A
Baltimore, Maryland 21227
Attention: Mr. Jonathan Clapp

WITH COPY TO:	TA Associates Realty
28 State Street
Boston, Massachusetts 02109
Attention: Ms. Kimberly Hourihan

TENANT:	K.P. Sports, Inc. trading as
Under Armour Performance Apparel
1020 Hull Street, Third Floor
Baltimore, Maryland 21230
Attention: J. Scott Plank, Vice President of Finance

2.             PREMISES.

2.1           ACCEPTANCE.  Landlord Leases to Tenant, and Tenant Leases from Landlord, the Premises, to have and to hold for the Term of this Lease, subject to the terms, covenants and conditions of this Lease.  The Premises is depicted on Exhibit ”A” attached hereto.  The Premises depicted on Exhibit ”A” is all or a part of a building (the “Building”) and may contain areas outside of the Building to the extent such areas are specifically identified on Exhibit ”A” as being a part of the Premises.  Tenant accepts the Premises in its condition as of the Commencement Date, subject to all applicable laws, ordinances, regulations, covenants, conditions, restrictions and easements, and except as may be otherwise expressly provided herein, Landlord shall not be obligated to make any repairs or alterations to the Premises.  Tenant acknowledges that Landlord has made no representation or warranty as to the suitability of the Premises for the conduct of Tenant’s business, and Tenant waives any implied warranty that the Premises are suitable for Tenant’s intended purposes.  The number of square feet set forth in Section 1.5 is an approximation, and the Base Rent shall not be changed if the actual number of square feet in the Premises is different than the number of square feet set forth in Section 1.5.

See Addendum Paragraph I

2.2           COMMON AREAS.  Landlord hereby grants to Tenant for the benefit of Tenant and its employees, suppliers, shippers, customers and invitees during the Term of this Lease, the nonexclusive right to use, in common with others entitled to such use (including Landlord), the Common Areas (as hereinafter defined) as they exist from time to time, subject to all rights reserved by Landlord hereunder and under the terms of all rules and regulations promulgated by Landlord from time to time with respect thereto.  Landlord reserves the right from time to time to (a) make changes in the Common Areas, including, without limitation, changes in location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas and walkways; (b) close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available; (c) construct parking areas, loading dock facilities and other improvements within the Common Areas; and (d) do and perform such other acts and make such other changes in, to or with respect to the Common Areas as Landlord may deem appropriate, so long as Landlord’s actions in connection with such rights set forth in clauses (a) through (d) above do not have a materially adverse effect on Tenant’s use or occupancy of the Premises.  Landlord shall use reasonable efforts to minimize unreasonable interference with Tenant’s use and occupancy of the Premises during Landlord’s actions in connection with such changes.  As used herein, the term “Common Areas” means all areas and facilities outside the Premises and within the exterior boundary lines of that land owned by Landlord that are provided and designated by Landlord as such from time to time for general nonexclusive use of Tenant and others, including, if designated by Landlord as Common Areas, parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways and landscaped areas.  The Premises, the Building, the Common Areas, the land upon which the same are located, along with all other buildings and improvements thereon, are herein collectively referred to as the “Project.”  Under no circumstances shall the right herein granted to use the Common Areas be deemed to include the right to store any property, temporarily or permanently, in the Common Areas, including, without limitation, the storage of trucks or other vehicles, except as expressly provided hereinafter.  Any such storage shall be permitted only by the prior written consent of Landlord, which consent may be revoked at any time.  In the event that any unauthorized storage shall occur then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove the property and charge the cost to Tenant, which cost shall be immediately payable upon demand by Landlord.  Notwithstanding the foregoing, Landlord acknowledges that Tenant will place storage containers in the parking areas of the Project and receive shipments from tractor trailers and other vehicles as part of Tenant’s operations at the Premises, and occasional overnight parking of such tractor trailers and/or other vehicles as well as the temporary placement of storage containers shall be permitted provided such tractor trailers are parked or such storage containers are placed in the parking spaces directly behind the Premises and do not interfere with the loading areas of other Tenants of the Building and are otherwise not unsightly on the Project.  Any such parking spaces used by Tenant pursuant to the immediately preceding sentence shall otherwise be a parking space Tenant is permitted to use pursuant to Section 1.14 above and this provision shall not be construed to increase the number of parking spaces Tenant is permitted to use pursuant to Section 1.14 above.

3.             TERM.

3.1           TERM AND COMMENCEMENT DATE.  The term and Commencement Date of this Lease are as specified in Sections 1.7 and 1.8.  Tenant shall, within five (5) days after Landlord’s request, complete and execute the letter attached hereto as Exhibit ”B” and deliver it to Landlord.  Tenant’s failure to execute the letter attached hereto as Exhibit ”B” within said five (5) day period shall be a material default hereunder and shall constitute Tenant’s acknowledgment of the truth of the facts contained in the letter delivered by Landlord to Tenant.

3.2           DELAY IN POSSESSION.  Notwithstanding the Commencement Date specified in Section 1.8, if for any reason Landlord cannot deliver possession of the Premises to Tenant on said date, except as expressly provided in Paragraph 2 of the Addendum, Landlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or the obligations of Tenant hereunder; provided, however, in such a case, Tenant shall not be obligated to pay rent or perform any other obligation of Tenant under this Lease, except as may be otherwise provided in this Lease, until possession of the Premises is tendered to Tenant.

See Addendum Paragraph 2

3.3           DELAYS CAUSED BY TENANT.  [Intentionally omitted].

3.4           TENDER OP POSSESSION.  [Intentionally omitted].

3.5           EARLY POSSESSION.  If Tenant occupies the Premises prior to the Commencement Date, such occupancy shall be subject to all provisions of this

Lease, such occupancy shall not change the termination date, and Tenant shall pay Base Rent and all other charges provided for in this Lease during the period of such occupancy.  Provided that Tenant does not interfere with or delay the completion by Landlord or its agents or contractors of the construction of any Tenant improvements, and provided Landlord has possession of the Premises, Tenant shall have the right to enter the Premises prior to the anticipated Commencement Date for the purpose of installing furniture, trade fixtures, equipment, racking and similar items.  Tenant shall be liable for any damages or delays caused by Tenant’s activities at the Premises.  [Provided that Tenant has not begun operating its business from the Premises, and subject to all of the terms and conditions of the Lease, the foregoing activity shall not constitute the delivery of possession of the Premises to Tenant and the Lease Term shall not commence as a result of said activities.]  Prior to entering the Premises, Tenant shall obtain all insurance it is required to obtain by the Lease and shall provide certificates of said insurance to Landlord.  Tenant shall coordinate such entry with Landlord’s manager, and such entry shall be made in compliance with all terms and conditions of this Lease and the Rules and Regulations attached hereto.

4.             USE.

4.1           PERMITTED USE.  The Premises shall be used only for the purpose described in Section 1.6 and for no other purpose.  Landlord makes no representation or warranty that Tenant’s use is permitted by applicable zoning laws or other laws and regulations, including without limitation, Tenant’s intended use of that portion of the Premises designated as “Retail Space” on Exhibit A for retail sales use.  A letter from Anne Arundel County, Maryland obtained by Tenant permitting such use is attached hereto as Exhibit E.  Tenant shall not initiate, submit an application for, or otherwise request, any land use approvals or entitlements with respect to the Premises or any other portion of the Project, including, without limitation, any variance, conditional use permit or rezoning, without first obtaining Landlord’s prior written consent, which may be given or withheld in Landlord’s sole discretion.  Tenant shall not (a) permit any animals or pets to be brought to or kept in the Premises, (b) except as expressly provided in Paragraph 11 of the Addendum attached hereto, install any antenna, dish or other device on the roof of the Building or outside of the Premises, (c) make any penetrations into the roof of the Building, (d) place loads upon floors, walls or ceilings in excess of the load such items were designed to carry, (e) except as expressly permitted in Section 2.2, place or store, nor permit any other person or entity to place or store, any property, equipment, materials, supplies or other items outside of the Building in which the Premises is located or (f) change the exterior of the Premises or the Building in which the Premises is located.  In addition to Tenant’s parking spaces granted under Section 1.14, Tenant shall have the right to use fifteen (15) parking spaces, more particularly shown on Exhibit A-1 attached hereto, for parking for its retail store.  In addition, if, as a result of Tenant’s use of the Premises for retail sales, Landlord is obligated to comply with the Americans With Disabilities Act or any other law or regulation and such compliance requires Landlord to make any improvement or alterations to any portion of the Project, Landlord shall have the right to require Tenant to pay to Landlord the entire cost of any improvement or alteration Landlord is obligated to complete by such law or regulation pursuant to Section 4.2 below.

4.2           COMPLIANCE WITH LAWS.  Tenant shall, at Tenant’s sole expense, promptly comply with all applicable laws, ordinances, rules, regulations, orders, certificates of occupancy, conditional use or other permits, variances, covenants, conditions, restrictions, easements, and requirements of any fire insurance underwriters, rating bureaus or government agencies, now in effect or which may hereafter come into effect, whether or not they reflect a change in policy from that now existing (collectively, “Legal Requirements”), during the Term or any part of the Term hereof, relating to the Premises and arising from the occupation and use by Tenant of the Premises.  Tenant shall, at Tenant’s sole expense, comply with all requirements of the Americans With Disabilities Act that relate to the Premises, and all federal, state and local laws and regulations governing occupational safety and health.  Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise or vibrations to emanate from the Premises, or take any other action that would constitute a nuisance or would disturb, unreasonably interfere with or endanger Landlord or any other Tenants of the Project.  Tenant shall obtain, at its sole expense, any permit or other governmental authorization required to operate its business from the Premises.  Landlord shall not be liable for the failure of any other Tenant or person to abide by the requirements of this Section or to otherwise comply with applicable laws and regulations, and Tenant shall not be excused from the performance of its obligations under this Lease due to such a failure.  Landlord warrants to Tenant that, to the best of Landlord’s knowledge, the Project, in the state existing on the date this Lease is executed by Landlord and Tenant, but without regard to alterations or improvements to be made by Tenant or the use for which Tenant will occupy the Premises, does not violate any Legal Requirements in effect on such date.  To the extent that Landlord receives any notice from a governmental entity that the Project is in violation of any Legal Requirement and Landlord is obligated pursuant to a final determination to undertake action in order to comply with any such Legal Requirement, then in such event Landlord agrees to undertake such remedial action.  If such Legal Requirement was in effect as of the date hereof and such violation existed as of the date hereof, Landlord shall be responsible for the cost of curing such violation and such costs shall not be included in Operating Expenses.  If such Legal Requirement was not in effect as of the date hereof or such violation did not exist as of the date hereof, then the cost of curing such violation shall be included in Operating Expenses, except to the extent such costs would otherwise be excluded from Operating Expenses pursuant to the terms of Section 6 hereof.  To the extent that such notice requires action with regard to

Tenant’s particular use of the Premises, Tenant shall be obligated to undertake such action at Tenant’s sole cost and expense.

5.             BASE RENT.  Tenant shall pay base rent in the amount set forth on the first page of this Lease. The first month’s Base Rent, the Security Deposit, and the first monthly installment of estimated Operating Expenses (as hereafter defined) shall be due and payable on the date this Lease is executed by Tenant, and Tenant promises to pay to Landlord in advance, without demand, deduction or set-off, monthly installments of Base Rent on or before the first day of each calendar month succeeding the Commencement Date. Payments of Base Rent for any fractional calendar month shall be prorated. All payments required to be made by Tenant to Landlord hereunder shall be payable at such address as Landlord may specify from time to time by written notice delivered in accordance herewith. Tenant shall have no right at any time to abate, reduce, or set off any rent due hereunder except where expressly provided in this Lease.

See Addendum Paragraph 3

6.             OPERATING EXPENSE PAYMENTS.

6.1           OPERATING EXPENSES.  Tenant shall pay Tenant’s Percentage Share (as defined below) of the Operating Expenses for the Project.  For the purposes of this Lease, the term “Operating Expenses” shall mean all expenses and disbursements of every kind (subject to the limitations set forth below) which Landlord incurs, pays or becomes obligated to pay in connection with the ownership, operation, and maintenance of the Project (including the associated Common Areas), including, but not limited to, the following:

(a)           wages and salaries (including reasonable management fees) of all employees, agents, consultants and other individuals or entities engaged in the operation, repair, replacement, maintenance, and security of the Project, including taxes, insurance and benefits relating thereto;

(b)           all supplies and materials used in the operation, maintenance, repair, replacement, and security of the Project;

(c)           annual cost of all Capital Improvements (as defined below) made to the Project which although capital in nature can at the time undertaken reasonably be expected to reduce the normal operating costs of the Project, as well as all Capital Improvements made in order to comply with any law now or hereafter promulgated by any governmental authority, as amortized over the useful economic life of such improvements as determined by Landlord in its reasonable discretion (without regard to the period over which such improvements may be depreciated or amortized for federal income tax purposes);

(d)           cost of all utilities paid by Landlord;

(e)           cost of any insurance or insurance related expense applicable to the Project and Landlord’s personal property used in connection therewith, including, but not limited to, the insurance costs described in Section 10.2;

(f)            cost of repairs, replacements and general maintenance of the Project (including all truck court areas, paving and parking areas, Common Area lighting facilities, fences, gates, water lines, sewer lines, rail spur areas and any other item Landlord is obligated to repair or maintain), other than costs necessary to assure the structural soundness of the roof, foundation and exterior walls of the Project which are payable solely by Landlord under Section 11;

(g)           cost of service or maintenance contracts with independent contractors for the operation, maintenance, repair, replacement or security of the Project (including, without limitation, alarm service, exterior painting, trash collection, snow, ice, debris and waste removal and landscape maintenance);

(h)           the cost of all reasonable accounting fees, management fees, legal fees and consulting fees attributable to the operation, management, maintenance or repair of the Project;

(i)            payments made by Landlord under any easement, license, operating agreement, declaration, restrictive covenant or other agreement relating to the sharing of costs among property owners;

(j)            reserves created by Landlord, in Landlord’s sole but reasonable discretion, for future Operating Expenses or the future replacement of Capital Improvements;

(k)           the cost of all business licenses, permits or similar fees relating to the operation, ownership, repair or maintenance of the Project; and

(l)            the cost of any other Item the cost of which is stated in this Lease to be an Operating Expense.

For purposes of this Lease, a “Capital Improvement” shall be an improvement to the Project that Landlord is obligated to make pursuant to this Lease (other than the Office Work, Code Compliance Work and Demising Work more particularly defined in Paragraph 10 of the Addendum), the cost of which is not fully deductible in the year incurred in accordance with generally accepted accounting principles.  Real Property Taxes (as defined below) shall be reimbursed to Landlord as provided below and shall not be treated as an Operating Expense.  References to facilities, services, utilities or other items in this Section shall not impose an obligation on Landlord to have said facilities or to provide said services unless such facilities and services already exist at the Project.

6.2           OPERATING EXPENSE EXCLUSIONS.  Notwithstanding anything to the contrary contained herein, for purposes of this Lease, the term “Operating Expenses” shall not include the following:  (i) costs (including permit, license and inspection fees) incurred for Tenant improvements for other Tenants within the Project; (ii) legal and auditing fees (other than those fees reasonably incurred in connection with the maintenance and operation of all or any portion of the Project), leasing commissions, advertising expenses and similar costs incurred in connection with the leasing of the Project; (iii) depreciation of the Building or any other improvements situated within the Project; (iv) any items for which Landlord is actually reimbursed by insurance or by direct reimbursement by any other Tenant of the Project; (v) costs of repairs or other work necessitated by fire, windstorm or other casualty (excluding any deductibles) and/or costs of repair or other work necessitated by the exercise of the right of eminent domain to the extent insurance proceeds or a condemnation award, as applicable, is actually received by Landlord for such purposes; provided, such costs of repairs or other work shall be paid by the parties in accordance with the provisions of Sections 11 and 12, below; (vi) other than any interest charges for Capital Improvements referred to in Section 6.1(c) hereinabove, any interest or payments on any financing for the Building or the Project and interest and penalties incurred as a result of Landlord’s late payment of any invoice; (vii) costs associated with the investigation and/or remediation of Hazardous Materials (hereafter defined) present in, on or about any portion of the Project, unless such costs and expenses are the responsibility of Tenant as provided In Section 27 hereof, in which event such costs and expenses shall be paid solely by Tenant in accordance with the provisions of Section 27 hereof; (viii) overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in the Project to the extent the same exceeds the costs of such by unaffiliated third parties on a competitive basis; (ix) any payments under a ground Lease or master Lease; and (x) except as provided in Section 6.1(c) and (j) above, the cost of Capital Improvements.

6.3           PAYMENT.  Tenant’s Percentage Share of Operating Expenses shall be payable by Tenant within ten (10) days after a reasonably detailed statement of actual expenses is presented to Tenant by Landlord.  At Landlord’s option, however, Landlord may, from time to time, estimate what Tenant’s Percentage Share of Operating Expenses will be, and the same shall be payable by Tenant monthly during each calendar year of the Lease Term, on the same day as the Base Rent is due hereunder.  In the event that Tenant pays Landlord’s estimate of Tenant’s Percentage Share of Operating Expenses, Landlord shall use its best efforts to deliver to Tenant within one hundred twenty (120) days after the expiration of each calendar year a reasonably detailed statement (the “Statement”) showing Tenant’s Percentage Share of the actual Operating Expenses incurred during such year.  Landlord’s failure to deliver the Statement to Tenant within said period shall not constitute Landlord’s waiver of its right to collect said amounts or otherwise prejudice Landlord’s rights hereunder.  If Tenant’s payments under this Section during said calendar year exceed Tenant’s Percentage Share as indicated on the Statement, Tenant shall be entitled to credit the amount of such overpayment against Tenant’s Percentage Share of Operating Expenses next falling due.  If Tenant’s payments under this Section during said calendar year were less than Tenant’s Percentage Share as indicated on the Statement, Tenant shall pay to Landlord the amount of the deficiency within thirty (30) days after delivery by Landlord to Tenant of the Statement.  Landlord and Tenant shall forthwith adjust between them by cash payment any balance determined to exist with respect to that portion of the last calendar year for which Tenant is responsible for Operating Expenses, notwithstanding that the Lease Term may have terminated before the end of such calendar year; and this provision shall survive the expiration or earlier termination of the Lease.

6.4           TENANT’S PERCENTAGE SHARE.  “Tenant’s Percentage Share” as used in this Lease shall mean the percentage of the cost of Operating Expenses and Real Property Taxes (as defined below) for which Tenant is obligated to reimburse Landlord pursuant to this Lease.

See Addendum Paragraph 4

6.5           AUDITS.  If Tenant disputes the amount set forth in the Statement, Tenant shall have the right, at Tenant’s sole expense except as expressly provided to the contrary hereinbelow, not later than sixty (60) days following receipt of such Statement, to cause Landlord’s books and records with respect to the calendar year which is the subject of the Statement to be audited by a certified public accountant mutually acceptable to Landlord and Tenant.  The audit shall take place at the offices of Landlord where its books and records are located at a mutually convenient time during Landlord’s regular business hours.  Tenant’s Percentage Share of Operating Expenses shall be appropriately adjusted based upon the results of such audit, and the results of such audit shall be final and binding upon Landlord and Tenant.  Tenant shall have no right to conduct an audit or to give Landlord notice that it desires to conduct an audit at any time Tenant is in default under the Lease.  The accountant conducting the audit shall be compensated on an hourly basis and shall not be compensated based upon a percentage of overcharges it discovers.  No subtenant shall have any right to conduct an audit, and no assignee shall conjunct an audit for any period during which such assignee was not in possession of the Premises.  Tenant’s right to undertake an audit with respect to any calendar year shall expire sixty (60) days after Tenant’s receipt of the Statement for such calendar year and such Statement shall be final and binding upon Tenant and shall, as between the parties, be conclusively deemed correct, at the end of such sixty (60) day period, unless prior thereto Tenant shall have given Landlord written notice of its intention to audit Operating Expanses for the calendar year which is the subject of the Statement.  If Tenant gives Landlord notice of its intention to audit Operating Expenses, it must commence such audit within sixty (60) days after such notice is delivered to Landlord, and the audit must be completed within one hundred twenty (120) days altar such notice is delivered to Landlord.  If Tenant does not commence and complete the audit within such periods, the Statement which Tenant elected to audit shall be deemed final and binding upon Tenant and shall, as between the parties, be conclusively deemed correct.  Tenant agrees that the results of any Operating Expense audit shall be kept strictly confidential by Tenant and shall not be disclosed to any other person or entity, Notwithstanding anything to the contrary contained herein, if such audit determines that an error has been made in Landlord’s determination and calculation of Operating Expenses which results in an adjustment to the amounts determined and calculated by Landlord of five percent (5%) or more, Landlord shall pay for the fees and expenses of the accounting firm conducting the audit on Tenant’s behalf (provided such fees shall not exceed the total amount of Landlord’s refund to Tenant in connection with any adjustment made pursuant to this Section 8.5), but if such adjustment is less than five percent (5%), Tenant shall pay for such fees and expenses for such accounting firm.

7.             SECURITY DEPOSIT.  Tenant shall deliver to Landlord at the time it executes this Lease the security deposit set forth in Section 1.13 as security for Tenant’s faithful performance of Tenant’s obligations hereunder. If Tenant fails to pay Base Rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Lease after expiration of any applicable cure periods, Landlord may use all or any portion of said deposit for the payment of any Base Rent or other charge due hereunder, to pay any other sum to which Landlord may become obligated by reason of Tenant’s default, or to compensate Landlord for any loss or damage which Landlord may suffer thereby. If Landlord so uses or applies all or any portion of said deposit, Tenant shall within ten (10) days after written demand therefor deposit cash with Landlord in an amount sufficient to restore said deposit to its full amount. Landlord shall not be required to keep said security deposit separate from its general accounts. If Tenant performs all of Tenant’s obligations hereunder, said deposit, or so much thereof as has not heretofore been applied by Landlord, shall be returned, without payment of interest or other amount for its use, to Tenant (or, at Landlord’s option, to the last assignee, if any, of Tenant’s interest hereunder) at the expiration of the Term hereof, and after Tenant has vacated the Premises. No trust relationship is created herein between Landlord and Tenant with respect to said security deposit. Tenant acknowledges that the security deposit is not an advance payment of any kind or a measure of Landlord’s damages in the event of Tenant’s default. Tenant hereby waives the provisions of any law which is inconsistent with this Section. The foregoing notwithstanding, Landlord agrees, at Tenant’s request, to review Tenant’s financial condition following the expiration of the twenty-fourth calendar month of the Term and if Tenant’s financial condition is at least as strong as it was as of the Commencement Date of this Lease (i.e., Tenant’s net worth is no less than it was on the Commencement Date), then Landlord shall return the Security Deposit to Tenant.

8.             UTILITIES.

8.1           PAYMENT.  Tenant shall pay for all water, gas, electricity, telephone, sewer, refuse and trash collection and other utilities and services used on the Premises, together with any taxes, penalties, surcharges or the like pertaining thereto.  If the Premises are separately metered, Tenant shall contract directly with the applicable public utility for such services.  In the event Tenant is unable to obtain separate utility service, the utility service may be obtained in Landlord’s name and Tenant shall pay Landlord as additional rent all costs for Tenant’s usage of such utilities.  In addition, Tenant shall pay Tenant’s Percentage Share of electricity supplied to the Common Areas of the Project in accordance with the provisions of Section 6 of the Lease.  Tenant agrees to limit use of water and sewer for normal restroom use, and nothing herein contained shall impose upon Landlord any duty to provide sewer or water usage for other than normal restroom usage.  Notwithstanding anything to the contrary in the Lease, in the event any such utilities and services are not separately metered, Tenant shall pay Tenant’s Percentage Share (based on [***]%) of all of the costs incurred for the utilities and services referenced in this Section 8.1 with respect to the Premises and such expenses shall not be subject to the phased in Percentage Shares referenced in Paragraph 4 of the Addendum.

8.2           INTERRUPTIONS.  Unless caused by the gross negligence or willful misconduct of Landlord, its employees, agents or contractors, Tenant agrees that Landlord shall not be liable to Tenant for its failure to furnish water, gas, electricity, telephone, sewer, refuse and trash collection or any other utility services or building services when such failure is occasioned, in whole or in part, by repairs, replacements or improvements, by any strike, lookout or other labor trouble, by inability to secure electricity, gas, water, telephone service or other utility at the Project, by any accident, casualty or event arising from any cause whatsoever, including the negligence of Landlord, its employees, agents and contractors, by act, negligence or default of Tenant or any other person or entity, or by any other cause, and such failures shall never be deemed to constitute an eviction or disturbance of Tenant’s use and possession of the Premises or relieve Tenant from the obligation of paying rent or performing any of its obligations under this Lease.

Furthermore, Landlord shall not be liable under any circumstances for loss of property or for injury to, or interference with, Tenant’s business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any such services or utilities.  Landlord may comply with voluntary controls or guidelines promulgated by any governmental entity relating to the use or conservation of energy, water, gas, light or electricity or the reduction of automobile or other emissions without creating any liability of Landlord to Tenant under this Lease.  Notwithstanding anything contained herein to the contrary, if any interruption of utilities or services shall continue for more than ten (10) consecutive business days and shall render all or any portion of the Premises unusable for the normal conduct of Tenant’s business, and if Tenant does not in fact use such portion of the Premises, then all Bass Rent and additional rent payable hereunder with respect to such portion of the Premises which Tenant does not use shall be abated from and after the eleventh (11th) consecutive business day until full use of such portion of the Premises is restored to Tenant.

8.3           RAILROAD SPURS.  If the Premises is served by a railroad spur, Tenant shall execute any agreement required by the railroad company serving the railroad spur, and such agreement shall be satisfactory to Landlord, in Landlord’s sole discretion.  Tenant shall pay the cost of maintaining the railroad spur, at Tenant’s sole cost and expense.

8.4           (Intentionally Omitted).

9.             REAL AND PERSONAL PROPERTY TAXES.

9.1           PAYMENT OF TAXES.  Tenant shall pay to Landlord during the Term of this Lease, in addition to Base Rent and Tenant’s Percentage Share of Operating Expenses, Tenant’s Percentage Share of all Real Property Taxes.  Tenant’s Percentage Share of Real Property Taxes shall be payable by Tenant at the same time, in the same manner and under the same terms and conditions as Tenant pays Tenant’s Percentage Share of Operating Expenses.

9.2           DEFINITION OF REAL PROPERTY TAX.  As used herein, the term “Real Property Taxes” shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, improvement bond or bonds imposed on the Project or any portion thereof by any authority having the direct or indirect power to tax, including any city, county, state or federal government, or any school, agricultural, sanitary, lire, street, drainage or other improvement district thereof, as against any legal or equitable interest of Landlord in the Project or in any portion thereof.  Real Property Taxes shall not include income, inheritance and gift taxes.

9.3           PERSONAL PROPERTY TAXES.  Tenant shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Tenant contained in the Premises or related to Tenant’s use of the Premises.  If any of Tenant’s personal property shall be assessed with Landlord’s real or personal property, Tenant shall pay to Landlord the taxes attributable to Tenant within ten (10) days after receipt of a written statement from Landlord setting forth the taxes applicable to Tenant’s property.

9.4           REASSESSMENTS.  From time to time Landlord may challenge the assessed value of the Project as determined by applicable taxing authorities and/or Landlord may attempt to cause the Real Property Taxes to be reduced on other grounds.  If Landlord is successful in causing the Real Property Taxes to be reduced or in obtaining a refund, rebate, credit or similar benefit (hereinafter collectively referred to as a “reduction”), Landlord shall, credit the reduction(s) to Real Property Taxes for the calendar year to which a reduction applies and to recalculate the Real Property Taxes owed by Tenant for years in which the reduction applies based on the reduced Real Property Taxes.  All costs incurred by Landlord in obtaining the Real Property Tax reductions shall be considered an Operating Expense, and Landlord shall determine, in its sole discretion, to which years any reductions will be applied.  In addition, all accounting and related costs incurred by Landlord in making the adjustments shall be an Operating Expense.  Landlord shall have the right to compensate a person or entity it employs to obtain a reduction in Real Property Taxes by giving such person or entity a market-rate percentage of any reduction or credit obtained, and in this event the reduction or credit obtained by Landlord shall be deemed to be the reduction or credit given by the taxing authority less the compensation paid to such person or entity.

10.           INSURANCE.

10.1         INSURANCE-TENANT.

(a)           Tenant shall obtain and keep in force during the Term of this Lease a commercial general liability policy of insurance with coverages acceptable to Landlord, in Landlord’s sole discretion, which, by way of example and not limitation, protects Tenant and Landlord (as an additional insured) against claims for bodily injury, personal injury and property damage based upon, involving or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto.  Such insurance shall be on an occurrence basis providing single-limit coverage in an amount not less than $2,000,000 per occurrence with an “Additional Insured-Managers and Landlords of Premises Endorsement” and contain the “Amendment of the Pollution Exclusion” for damage caused by heat, smoke or fumes from a hostile fire.  The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an “insured contract” for the performance of Tenant’s indemnity obligations under this Lease.

(b)           Tenant shall obtain and keep in force during the Term of this Lease “all-risk” extended coverage property insurance with coverages acceptable to Landlord, in Landlord’s sole discretion.  Said insurance shall be written on a one hundred percent (100%) replacement cost basis on Tenant’s personal property, all Tenant improvements installed at the Premises by Landlord or Tenant, Tenant’s trade fixtures and other property.  By way of example, and not limitation, such policies shall provide protection against any peril included within the classification “fire and extended coverage,” against vandalism and malicious mischief, theft, sprinkler leakage, earthquake damage and flood damage.

(c)           Tenant shall, at all times during the Term hereof, maintain in effect workers’ compensation insurance as required by applicable law and business interruption and extra expense insurance satisfactory to Landlord.

10.2         INSURANCE-LANDLORD.

(a)           Landlord shall obtain and keep in force a policy of general liability insurance with coverage against such risks and in such amounts as Landlord deems advisable insuring Landlord against liability arising out of the ownership, operation and management of the Project.

(b)           Landlord shall also obtain and keep in force during the Term of this Lease a policy or policies of insurance covering loss or damage to the Project in the amount of not less than the full replacement cost thereof (less foundations and footings), as reasonably determined by Landlord from time to time.  The terms and conditions of said policies and the perils and risks covered thereby shall be determined by Landlord, from time to time, in Landlord’s reasonable discretion, provided Landlord shall carry insurance which is comparable to insurance carried by similar Landlords of similar properties in the same geographic area.  In addition, at Landlord’s option, Landlord shall obtain and keep in force, during the Term of this Lease, a policy of rental interruption insurance, with loss payable to Landlord, which insurance shall, at Landlord’s option, also cover all Operating Expenses and Real Property Taxes.  Tenant will not be named as an additional insured in any insurance policies carried by Landlord and shall have no right to any proceeds therefrom.  The policies purchased by Landlord shall contain such deductibles as Landlord may determine.  Tenant shall pay at Tenant’s sole expense any increase in the property insurance premiums for the Project over what was payable immediately prior to the increase to the extent the increase is specified by Landlord’s insurance carrier as being caused by the nature of Tenant’s occupancy or any act or omission of Tenant.

10.3         INSURANCE POLICIES.  Tenant shall deliver to Landlord copies of the insurance policies required under Section 10.1 within fifteen (15) days prior to the Commencement Date of this Lease, and Landlord shall have the right to approve the terms and conditions of said policies.  Tenant’s insurance policies shall not be cancelable or subject to reduction of coverage or other modification except after thirty (30) days prior written notice to Landlord.  Tenant shall, at least thirty (30) days prior to the expiration of such policies, furnish Landlord with renewals thereof.  Tenant’s insurance policies shall be issued by insurance companies authorized to do business in the state in which the Project is located, and said companies shall maintain during the policy term a “General Policyholder’s Rating” of at least A and a financial rating of at least “Class X” (or such other rating as may be required by any lender having a lien on the Project) as set forth in the most recent edition of “Best Insurance Reports.”  All insurance obtained by Tenant shall be primary to and not contributory with any similar insurance carried by Landlord, whose insurance shall be considered excess insurance only.  Landlord and, at Landlord’s option, the holder of any mortgage or deed of trust encumbering the Project and any parson or entity managing the Project on behalf of Landlord, shall be named as an additional insured on all insurance policies Tenant is obligated to obtain by Section 10.1 above.  Tenant’s insurance policies shall not include deductibles in excess of Five Thousand Dollars ($5,000).

10.4         WAIVER OF SUBROGATION.  Landlord waives any and all rights of recovery against Tenant for or arising out of damage to, or destruction of, the Project to the extent that Landlord’s insurance policies then in force insure against such damage or destruction and permit such waiver, and only to the extent of the insurance proceeds actually received by Landlord for such damage or destruction.  Landlord’s waiver shall not relieve Tenant from liability under Section 19 below except to the extent Landlord’s insurance company actually satisfies Tenant’s obligations under Section 19 in accordance with the requirements of Section 19.  Tenant waives any and all rights of recovery against Landlord, Landlord’s employees, agents and contractors for liability or damages if such liability or damage is covered by Tenant’s insurance policies then in force or the insurance policies Tenant is required to obtain by Section 10.1 (whether or not the insurance Tenant is required to obtain by Section 10.1 is then in force and effect), whichever is broader.  Tenant’s waiver shall not be limited by the amount of insurance then carried by Tenant or the deductibles applicable thereto.  Tenant shall cause the insurance policies it obtains In accordance with this Section 10 to provide that the insurance company waives all right of recovery by subrogation against Landlord in connection with any liability or damage covered by Tenant’s insurance policies.

10.5         COVERAGE.  Landlord makes no representation to Tenant that the limits or forms of coverage specified above or approved by Landlord are adequate to insure Tenant’s property or Tenant’s obligations under this Lease, and the limits of any insurance carried by Tenant shall not limit Tenant’s obligations or liability under any indemnity provision included in this Lease or under any other provision of this Lease.

11.           LANDLORD’S REPAIRS.  Landlord shall keep and maintain the Project (excluding the interior of the Premises and space leased to other occupants of the Project) in good condition and repair, ordinary wear and tear and damage by casualty excepted. The structural elements of the roof of the Building (excluding the roof membrane), the structural soundness of the foundation of the Building, and the structural elements of the exterior walls of the Building and external utility lines (collectively, “Structural Elements”) shall be maintained and repaired at Landlord’s expense, and as more fully set forth in Section 12.2 below, the cost of all of the other maintenance and repair obligations of the Landlord (“Landlord Maintenance Items”) shall be passed through to Tenant as an Operating Expense. Tenant shall reimburse Landlord for the cost of any maintenance, repair or replacement of the foregoing necessitated by Tenant’s misuse, negligence, alterations to the Premises or any breach of its obligations under this Lease. By way of example, and not limitation, the term “exterior walls” as used in this Section shall not include windows, glass or plate glass, doors or overhead doors, special store fronts, dock bumpers, dock plates or levelers, or office entries. Upon obtaining knowledge thereof, Tenant shall immediately give Landlord written notice of any Structural Element repair required to be performed by Landlord pursuant to this Section, after which Landlord shall have a reasonable time (under the circumstances) in which to complete the repair. Nothing contained in this Section shall be construed to obligate Landlord to seal or otherwise maintain the surface of any foundation, floor or slab. Except as expressly provided hereinafter, Tenant expressly waives the benefits or any statute now or hereafter in effect which would otherwise afford Tenant the right to make repairs at Landlord’s expense or to terminate this Lease because of Landlord’s failure to keep the Premises in good order, condition and repair. Notwithstanding anything to the contrary contained in the Lease, in the event Landlord fails to undertake and diligently pursue any repair to the Premises required to be made by Landlord pursuant to this Section 11 or Section 12.2 below within thirty (30) days following Landlord’s receipt of Tenant’s written notice, then Tenant shall have the right to make any such repair in accordance with Section 13 of the Lease, provided Landlord has failed to commence to make such repair during such thirty (30) day period. Landlord shall reimburse Tenant for the reasonable cost of making any such repair in accordance with the provisions hereof within thirty (30) days following Landlord’s receipt of an invoice therefor. Tenant shall have no right to set-off any sums incurred by Tenant pursuant to this provision nor shall

Tenant be entitled to any abatement of rent except as specifically provided otherwise in this Lease.

12.           TENANT’S REPAIRS.

12.1         OBLIGATIONS OF TENANT.  Tenant shall, at its sole cost and expense, keep and maintain all interior parts of the Premises in good and sanitary condition, promptly making all necessary repairs and replacements, including but not limited to, windows, glass and plate glass, doors, any special store front or office entry, walls and finish work, floors and floor coverings, dock boards, bumpers, plates, seals, levelers and lights, plumbing work and fixtures, lighting facilities and bulbs, termite and pest extermination, Tenant signage and regular removal of trash and debris.  Tenant shall notify Landlord in writing prior to making any repair or performing any maintenance pursuant to this Section, and Landlord shall have the right to designate the contractor Tenant shall use to make any repair or to perform any maintenance on the plumbing systems, located at the Premises.  Tenant shall not paint or otherwise change the exterior appearance of the Premises without Landlord’s prior written consent, which may be given or withheld in Landlord’s sole discretion.  The cost of maintenance and repair of any common party wall (any wall, divider, partition or any other structure separating the Premises from any adjacent Premises occupied by other tenants) shall be shared equally by Tenant and the tenant occupying the adjacent Premises; provided, however, if Tenant damages a party wall the entire cost of the repair shall be paid by Tenant, at Tenant’s sole expense.  Tenant shall not damage any party wall or disturb the integrity and support provided by any party wall.  If Tenant fails to keep the Premises in good condition and repair, Landlord may following ten (10) days prior written notice to Tenant (unless the nature of the repair requires Landlord to act sooner), but shall not be obligated to, make any necessary repairs.  If Landlord makes such repairs, Landlord may bill Tenant for the cost of the repairs as additional rent, and said additional rent shall be payable by Tenant within ten (10) days after demand by Landlord.

See Addendum Paragraph 5

12.2         PERFORMANCE OF WORK BY LANDLORD.  Landlord Maintenance Items shall include, without limitation, the roof membranes, HVAC units, sprinkler systems, fire alarm systems, fire detection systems and exterior walls of the Premises, and shall include entering into preventative maintenance/service contracts for some or all of the foregoing items.  Except in cases of emergency, Landlord shall determine in its sole discretion the scope and timing of the performance of such Landlord Maintenance Items, and subject to the last three sentences of Section 11 above Tenant shall not perform such Landlord Maintenance Items.  Landlord’s maintenance of the exterior wails of the Premises shall include the right, but not the obligation, of Landlord to paint from time to time all or some of the exterior wails, canopies, doors, windows, gutters, handrails and other exterior parts of the Premises with colors selected by Landlord.  If the Premises contains landscaped areas, maintenance and repair of the same shall be Landlord Maintenance Items.  Upon obtaining knowledge thereof, Tenant shall immediately give Landlord written notice of any repair or maintenance required by Landlord pursuant to this Section, after which Landlord shall have a reasonable time (under the circumstances) in which to complete such repair or maintenance.  Landlord shall include the cost of Landlord Maintenance Items in Operating Expenses, and Tenant shall then pay Tenant’s Percentage Share of such costs as determined by Landlord in accordance with Section 6.3 above.  Except as expressly provided to the contrary elsewhere in the Lease, there shall be no abatement of rent or liability to Tenant on account of any injury or interference with Tenant’s business with respect to any improvements, alterations or repairs made by Landlord to the Project or any part thereof in connection with this Section 12.2.

12.3         Intentionally Omitted.

13.           ALTERATIONS AND SURRENDER.

13.1         CONSENT OF LANDLORD.  Tenant shall not, without Landlord’s prior written consent, which may be given or withheld in Landlord’s sole discretion, make any alterations, improvements, additions, utility installations or repairs (hereinafter collectively referred to as “Alterations”) in, on or about the Premises or the Project.  Alterations shall include, but shall not be limited to, the installation or alteration of security or fire protection systems, communication systems, millwork, shelving, retrieval or storage systems, carpeting or other floor covering, painting, window and wall coverings, electrical distribution systems, lighting fixtures, telephone or computer system wiring, HVAC and plumbing.  At the expiration of the term, Landlord may require the removal of any Alterations installed by Tenant and the restoration of the Premises and the Project to their prior condition, at Tenant’s expense.  To the extent Landlord’s consent is required pursuant to this Section, at the written request of Tenant, Landlord agrees to notify Tenant concurrently with Landlord’s consent to such Alteration whether Landlord will require Tenant to remove such Alteration at the end of the Term.  If, as a result of any Alteration made by Tenant, Landlord is obligated to comply with the Americans With Disabilities Act or any other law or regulation, and such compliance requires Landlord to make any improvement or Alteration to any portion of the Project, as a condition to Landlord’s consent, Landlord shall have the right to require Tenant to pay to Landlord prior to the construction of any Alteration by Tenant the entire cost of any improvement or alteration Landlord is obligated to complete by such law or regulation.  Should Landlord permit Tenant to make its own Alterations, Tenant shall use only such architect and contractor as has been expressly approved by Landlord (exercising reasonable discretion), and, with respect to any Alterations costing more than Fifty Thousand Dollars ($50,000.00) in any one instance, Landlord may require Tenant to provide to Landlord, at Tenant’s sole cost and expense, a lien and completion bond in an amount equal to one and one-half times the estimated cost of such Alterations, to insure Landlord against any liability for mechanic’s and materialmen’s liens and to insure completion of the work.  In addition, except with respect to (i) Alterations not requiring Landlord’s consent pursuant to this provision and other non-structural Alterations not requiring plans or permits, or (ii) Alteration made in connection with Tenant’s initial buildout of the retail space, or (iii) the installation of Tenant’s trade fixtures and equipment, Tenant shall pay to Landlord a fee equal to three percent (3%) of the cost of the Alterations to compensate Landlord for the overhead and other costs it incurs in reviewing the plans for the Alterations and in monitoring the construction of the Alterations.  Should Tenant make any Alterations without the prior approval of Landlord, or use a contractor not expressly approved by Landlord, Landlord may, at any time during the Term of this Lease, require that Tenant remove all or part of the Alterations and return the Premises to the condition it was in prior to the making of the Alternations.  In the event Tenant makes any Alterations, Tenant agrees to obtain or cause its contractor to obtain, prior to the commencement of any work, “builders all risk” insurance in an amount approved by Landlord, workers compensation insurance and any other insurance requested by Landlord, in Landlord’s sole discretion.  Notwithstanding anything to the contrary in the Lease, Tenant shall have the right to make non-structural Alterations to the Premises without obtaining Landlord’s prior written consent, provided that (i) such Alterations do not exceed One Hundred Thousand Dollars ($100,000,00) in cost in any twelve (12) month period; (ii) Tenant provides Landlord with prior written notice of its intention to make such Alterations together with the plans and specifications for the same; (iii) Tenant provides Landlord a reasonable period of time to review Tenant’s plan of such Alteration; (iv) any such Alteration to the Premises does not affect any of the base Building systems; (v) any such Alterations are not visible from the exterior of the Building; (vi) any such Alterations do not affect the structural integrity of the Building; (vii) Tenant adheres to all applicable government regulations, including the Americans with Disabilities Act, and obtains any necessary permits in making such Alterations; and (viii) all work is otherwise performed in compliance with this Section 13.  For purposes of the Lease, it shall be deemed reasonable for Landlord to require Tenant to perform Alterations during non-business hours if such Alterations will create unreasonable noise, noxious fumes or otherwise interfere with the quiet enjoyment of the other tenants in the Building.

13.2         PERMITS.  Any Alterations in or about the Premises that Tenant shall desire to make shall be presented to Landlord in written form, with plans and specifications which are sufficiently detailed to obtain a building permit.  If Landlord consents to an Alteration, the consent shall be deemed conditioned upon Tenant acquiring a building permit from the applicable governmental agencies, furnishing a copy thereof to Landlord prior to the commencement of the work, and compliance by Tenant with all conditions of said permit in a prompt and expeditious manner.  Tenant shall provide Landlord with as-built plans and specifications for any Alterations made to the Premises.

13.3         MECHANICS LIENS.  Tenant shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Tenant at or for use in the Premises, which claims are or may be secured by any mechanic’s or materialmen’s lien against the Premises or the Project, or any interest therein.  If Tenant shall, in good faith, contest the validity of any such lien, Tenant shall furnish to Landlord a surety bond or other financial arrangements satisfactory to Landlord in an amount equal to not less than one and one-half times the amount of such contested lien claim indemnifying Landlord against liability arising out of such lien or claim.  Such bond shall be sufficient in form and amount to free the Project from the effect of such lien.  In addition, Landlord may require Tenant to pay Landlord’s reasonable attorneys’ fees and costs in participating in such action.

13.4         NOTICE.  Tenant shall give Landlord not less than ten (10) days’ advance written notice prior to the commencement of any work in the Premises by Tenant, and Landlord shall have the right to post notices or non-responsibility in or on the Premises or the Project.

13.5         SURRENDER.  Subject to Landlord’s right to require removal or to elect ownership as hereinafter provided, all Alterations made by Tenant to the Premises shall be the property of Tenant, but shall be considered to be a part of the Premises.  Unless Landlord gives Tenant written notice of its election not to become the owner of the Alterations at the end of the Term of this Lease, the Alterations shall become the property of Landlord at the end of the Term of this Lease.  Landlord may require, on notice to Tenant (at the end of the Term unless required to do so at the time of Landlord’s consent to such Alteration in accordance with Section 13.1 above), that some or all Alterations be removed prior to the end of the Term of this Lease and that any damages caused by such removal be repaired at Tenant’s sole expense.  On the last day of the Term hereof, or on any sooner termination, Tenant shall surrender the Premises (including, but not limited to, all doors, windows, floors and floor coverings, skylights, heating and air conditioning systems, dock boards, truck doors, dock bumpers, plumbing work and fixtures, electrical systems, lighting facilities, sprinkler systems, fire detection systems and nonstructural elements of the exterior walls, foundation and roof (collectively the “Elements of the Premises”)) to Landlord in the same condition as received, ordinary wear and tear and casualty damage excepted, clean and free of debris and Tenant’s personal property, trade fixtures and equipment.  Tenant’s personal property shall include all computer wiring and cabling installed by Tenant.  Provided, however, if Landlord has not elected to have Tenant remove the Alterations, Tenant shall leave the Alterations at the Premises in good condition and repair, ordinary wear and tear excepted.  Tenant shall repair any damage to the Premises occasioned by the installation or removal of Tenant’s trade fixtures, furnishings and equipment.  Damage to or deterioration of any Element of the Premises or any other item Tenant is required to repair or maintain at the Premises shall not be deemed ordinary wear and tear if the same could have been prevented by good maintenance practices.  If the Premises are not surrendered at the expiration of the term or earlier termination of this Lease in accordance with the provisions of this Section, at Landlord’s option, Tenant shall continue to be responsible for the payment of Base Rent and all other amounts due under this Lease until the Premises are so surrendered in accordance with said provisions.  Except as otherwise modified in Section 33 herein, Tenant shall indemnify, defend and hold Landlord harmless from and against any and all damages, expenses, costs, losses or liabilities arising from any delay by Tenant in so surrendering the Premises, including, without limitation, any damages, expenses, costs, losses or liabilities arising from any claim against Landlord made by any succeeding tenant or prospective tenant founded on or resulting from such delay and losses and damages suffered by Landlord due to lost opportunities to Lease any portion of the Premises to any such succeeding Tenant or prospective Tenant, together with, in each case, actual attorneys’ fees and costs.

13.6         FAILURE OF TENANT TO REMOVE PROPERTY.  If this Lease is terminated due to the expiration of its term or otherwise, and Tenant fails to timely remove its property, in addition to any other remedies available to Landlord under this Lease, and subject to any other right or remedy Landlord may have under applicable law, Landlord may remove any property of Tenant from the Premises and store the same elsewhere at the expense and risk of Tenant.

14.           DAMAGE AND DESTRUCTION.

14.1         EFFECT OF DAMAGE OR DESTRUCTION.  If all or part of the Project is damaged by fire, earthquake, flood, explosion, the elements, riot, the release or existence of Hazardous Materials (as defined below) or by any other cause whatsoever (hereinafter collectively referred to as “damages”), but the damages are not material (as defined in Section 14.2 below), Landlord shall repair the damages to the Project as soon as is reasonably possible, and this Lease shall remain in full force and effect.  If all or part of the Project is destroyed or materially damaged (as defined in Section 14.2 below), Landlord shall have the right, in its sole and complete discretion, to repair or to rebuild the Project or to terminate this Lease.  Landlord shall use commercially reasonable efforts to, within sixty (60) days but in no event later than ninety (90) days after the discovery of such material damage or destruction notify Tenant in writing of Landlord’s intention to repair or to rebuild or to terminate this Lease.  Tenant shall in no event be entitled to compensation or damages on account of annoyance or inconvenience in making any repairs, or on account of construction, or on account of Landlord’s election to terminate this Lease.  Notwithstanding the foregoing, if Landlord shall elect to rebuild or repair the Project after material damage or destruction, but in good faith determines that the Premises cannot be substantially repaired within two hundred seventy (270) days after the data of the discovery of the material damage or destruction, without payment of overtime or other premiums, and the damage to the Project will render the entire Premises unusable during said two hundred seventy (270) day period, Landlord shall notify Tenant thereof in writing at the time of Landlord’s election to rebuild or repair, and Tenant shall thereafter have a period of thirty (30) days within which Tenant may elect to terminate this Lease, upon thirty (30) days’ advance written notice to Landlord.  Tenant’s termination right described in the preceding sentence shall not apply if the damage was caused by the negligent or intentional acts of Tenant or its employees, agents, contractors or invitees.  Failure of Tenant to exercise said election within said thirty (30) day period shall constitute Tenant’s agreement to accept delivery of the Premises under this Lease whenever tendered by Landlord, provided Landlord thereafter pursues reconstruction or restoration diligently to completion, subject to delays caused by Force Majeure Events.  Subject to Section 14.3 below, if Landlord or Tenant terminates this Lease in accordance with this Section 14.1, Tenant shall continue to pay all Base Rent, Operating Expenses and other amounts due hereunder which arise prior to the date of termination.

14.2         DEFINITION OF MATERIAL DAMAGE.  Damage to the Project shall be deemed material if more than thirty-five percent (35%) of the Premises is damaged or destroyed.  Damage to the Project shall also be deemed material if (a) the Project cannot be rebuilt or repaired to substantially the same condition it was in prior to the damage due to laws or regulations in effect at the time the repairs will be made, (b) the holder of any mortgage or deed of trust encumbering the Project requires that insurance proceeds available to repair the damage in excess of One Hundred Thousand Dollars ($100,000) be applied to the repayment of the indebtedness secured by the mortgage or the deed of trust, or (c) the damage occurs during the last twelve (12) months of the Lease Term.  Notwithstanding the foregoing, in accordance with Section 28.1 of this Lease, Landlord agrees to use commercially reasonable efforts to require any future holder of any mortgage or deed of trust to release such insurance proceeds to Landlord for repair of the damage to the Project.

14.3         ABATEMENT OF RENT.  If Landlord elects to repair damage to the Project and all or part of the Premises will be unusable or inaccessible to Tenant in the ordinary conduct of its business until the damage is repaired, and the damage was not caused by the negligence or intentional acts of Tenant or its employees, agents, contractors or invitees, Tenant’s Base Rent and Tenant’s Share of

Operating Expenses shall be abated until the repairs are completed in proportion to the amount of the Premises which is unusable or inaccessible to Tenant in the ordinary conduct of its business.  Notwithstanding the foregoing, there shall be no abatement of Base Rent or Tenant’s Share of Operating Expenses by reason of any portion of the Premises being unusable or inaccessible for a period equal to five (5) consecutive business days or less.

14.4         TENANT’S ACTS.  If such damage or destruction occurs as a result of the negligence or the intentional acts of Tenant or Tenant’s employees, agents, contractors or invitees, and the proceeds of insurance which are actually received by Landlord are not sufficient to pay for the repair of all of the damage, Tenant shall pay, at Tenant’s sole cost and expense, to Landlord upon demand, the difference between the cost of repairing the damage and the insurance proceeds received by Landlord.

14.5         TENANT’S PROPERTY.  Landlord shall not be liable to Tenant or its employees, agents, contractors, invitees or customers for loss or damage to merchandise, Tenant improvements, fixtures, automobiles, furniture, equipment, computers, files or other property (hereinafter collectively “Tenant’s property”) located at the Project.  Tenant shall repair or replace all of Tenant’s property at Tenant’s sole cost and expense.  Tenant acknowledges that it is Tenant’s sole responsibility to obtain adequate insurance coverage to compensate Tenant for damage to Tenant’s property.

14.6         WAIVER.  Landlord and Tenant hereby waive the provisions of any present or future statutes which relate to the termination of leases when leased property is damaged or destroyed and agree that such event shall be governed by the terms of this Lease.

15.           CONDEMNATION.  If any portion of the Premises or the Project are taken under the power of eminent domain, or sold under the threat of the exercise of said power (all of which are herein called “condemnation”), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs; provided that if so much of the Premises or Project are taken by such condemnation as would substantially and adversely affect the operation and profitability of Tenant’s business conducted from the Premises, and said taking is reasonably expected to lasts for ninety (90) days or more, Tenant shall have the option, to be exercised only in writing within forty-five (45) days after Landlord shall have given Tenant written notice of such taking (or in the absence of such notice, within forty-five (45) days after the condemning authority shall have taken possession), to terminate this Lease as of the date the condemning authority takes such possession. If a taking is reasonably expected to last for less than ninety (90) days, Tenant’s rent shall be abated during said period but Tenant shall not have the right to terminate this Lease. If Tenant does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent and Operating Expenses shall be reduced in the proportion that the usable floor area of the Premises taken bears to the total usable floor area of the Premises. Common Areas taken shall be excluded from the Common Areas usable by Tenant and no reduction of rent shall occur with respect thereto or by reason thereof. Landlord shall have the option in its sole discretion to terminate this Lease as of the taking of possession by the condemning authority, by giving written notice to Tenant of such election within thirty (30) days after receipt of notice of a taking by condemnation of any part of the Premises or the Project provided that all leases for spaces similarly affected are also terminated. Any award for the taking of all or any part of the Premises or the Project under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Landlord, whether such award shall be made as compensation for diminution in value of the leasehold, for good will, for the taking of the fee, as severance damages, or as damages for tenant improvements; provided, however, that Tenant shall be entitled to any separate award for loss of or damage to Tenant’s removable personal property and for moving expenses. In the event that this Lease is not terminated by reason of such condemnation, and subject to the requirements of any lender that has made a loan to Landlord encumbering the Project, Landlord shall to the extent of severance damages received by Landlord in connection with such condemnation, repair any damage to the Project caused by such condemnation except to the extent that Tenant has been reimbursed therefor by the condemning authority. This Section, not general principles of law, shall govern the rights and obligations of Landlord and Tenant with respect to the condemnation of all or any portion of the Project.

16.           ASSIGNMENT AND SUBLETTING.

16.1         LANDLORD’S CONSENT REQUIRED.  Tenant shall not voluntarily or by operation of law assign, transfer, hypothecate, mortgage, sublet, or otherwise transfer or encumber all or any part of Tenant’s interest in this Lease or in the Premises (hereinafter collectively a “Transfer”, without Landlord’s prior written consent, which shall not be unreasonably withheld.  Landlord shall respond to Tenant’s written request for consent hereunder within thirty (30) days after Landlord’s receipt of the written request from Tenant.  Any attempted Transfer without such consent shall be void and shall constitute a material default and breach of this Lease.  Tenant’s written request for Landlord’s consent shall include, and Landlord’s thirty (30) day response period referred to above shall not commence, unless and until Landlord has received from Tenant, all of the following information:  (a) financial statements for the proposed assignee for the past three (3) years prepared in accordance with generally accepted accounting principles (to the extent available), (b) federal tax returns for the proposed assignee for the past three (3) years (to the extent available), (c) a TRW credit report or similar report on the proposed assignee or subtenant, (d) a detailed description of the business the assignee or subtenant intends to operate at the Premises, (e) the proposed effective date of the assignment or sublease, (f) a copy of the proposed sublease or assignment agreement which includes all of the terms and conditions of the proposed assignment or sublease, (g) a detailed description of any ownership or commercial relationship between Tenant and the proposed assignee or subtenant, (h) a detailed description of any Alterations the proposed assignee or subtenant desires to make to the Premises, and (i) [omitted].  If the obligations of the proposed assignee or subtenant will be guaranteed by any person or entity, Tenant’s written request shall not be considered complete until the Information described in (a), (b) and (c) of the previous sentence has been provided with respect to each proposed guarantor.  “Transfer” shall also include the transfer (a) if Tenant is a corporation, and Tenant’s stock is not publicly traded over a recognized securities exchange, by shareholders of record as of the Commencement Date, of more than fifty-one percent (51%) of the shares held by them at the Commencement Date, which transfer results in a reduction of the Net Worth of Tenant (as defined in Section 16.2), by an amount equal to or greater than twenty-five percent (25%) of such Net Worth of Tenant as it is represented to Landlord at the time of the execution by Landlord of this Lease, or as it exists immediately prior to said transaction or transactions constituting such a reduction, at whichever time said Net Worth of Tenant was or is greater or the dissolution, merger or liquidation of the corporation, or (b) if Tenant is a partnership, limited liability company, limited liability partnership or other entity, of more than forty-nine percent (49%) of the profit and loss participation in such partnership or entity during the Term of this Lease (whether or not in one or more transfers) or the dissolution, merger or liquidation of the partnership, limited liability company, limited liability partnership or other entity.  If Tenant is a limited or general partnership (or is comprised of two or more parsons, individually or as co-partners), Tenant shall not be entitled to change or convert to (i) a limited liability company, (ii) a limited liability partnership or (iii) any other entity which possesses the characteristics of limited liability without the prior written consent of Landlord, which consent may be given or withheld in Landlord’s sole discretion.  Tenant’s sole remedy in the event that Landlord shall wrongfully withhold consent to or disapprove any assignment or sublease shall be to obtain an order by a court of competent jurisdiction that Landlord grant such consent; in no event shall Landlord be liable for damages with respect to its granting or withholding consent to any proposed assignment or sublease.  If Landlord shall exercise any option to recapture the Premises, or shall deny a request for consent to a proposed assignment or sublease, Tenant shall indemnify, defend and hold Landlord harmless from and against any and all losses, liabilities, damages, costs and claims that may be made against Landlord by the proposed assignee or subtenant, or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease unless a court of competent jurisdiction determines that such denial was made in bad faith.

See Addendum Paragraph 6

16.2         [Intentionally Omitted].

16.3         STANDARD FOR APPROVAL.  Landlord shall not unreasonably withhold its consent to a Transfer provided that Tenant has compiled with each and every requirement, term and condition of this Section 16.  It shall be deemed reasonable for Landlord to withhold its consent to a Transfer if any requirement, term or condition of this Section 16 is not complied with or:  (a) [intentionally omitted]; (b) in Landlord’s reasonable judgment, a proposed assignee or subtenant has a smaller net worth than Tenant had on the date this Lease was entered into with Tenant or is less able financially to pay the rents due under this Lease as and when they are due and payable; (c) a proposed assignee’s or subtenant’s business will impose a burden on the Project’s parking facilities, Common Areas or utilities that is greater than the burden imposed by Tenant, in Landlord’s reasonable judgment; (d) the terms of a proposed assignment or subletting will allow the proposed assignee or subtenant to exercise a right of renewal, right of expansion, right of first offer, right of first refusal or similar right held by Tenant; (e) a proposed assignee or subtenant refuses to enter into a written assignment agreement or sublease, reasonably satisfactory to Landlord, which provides that it will abide by and assume all of the terms and conditions of this Lease for the term of any assignment or sublease and containing such other terms and conditions as Landlord reasonably deems necessary; (f) the use of the Premises by the proposed assignee or subtenant will not be a use permitted by this Lease; (g) any guarantor of this Lease refuses to consent to the Transfer or to execute a written agreement reaffirming the guaranty; (h) Tenant is in default as defined in Section 17 at the time of the request; (i) if requested by Landlord, the assignee or subtenant refuses to sign a non-disturbance and attornment agreement in favor of Landlord’s lender; (j) Landlord has sued or been sued by the proposed assignee or subtenant or has otherwise been involved in a legal dispute with the proposed assignee or subtenant; (k) the assignee or subtenant is involved in a business which is not in keeping with the then-current standards of the Project; (l) the proposed assignee or subtenant is an existing Tenant of the Project or is a person or entity then negotiating with Landlord for the lease of space in the Project; (m) [intentionally omitted]; (n) the assignee or subtenant is a governmental or quasi-governmental entity or an agency, department or instrumentality of a governmental or quasi-governmental agency; (o) the assignee or subtenant will use, store or handle Hazardous Materials in or about the Premises of a type, nature, quantity not acceptable to Landlord, in Landlord’s sole discretion; or (p) the assignee or subtenant will use, store or handle Hazardous Materials in or about the Premises of a type, nature, quantity not permitted by this Lease.

16.4         ADDITIONAL TERMS AND CONDITIONS.  The following terms and conditions shall be applicable to any Transfer:

(a)           Regardless of Landlord’s consent, no Transfer shall release Tenant from Tenant’s obligations hereunder or after the primary liability of Tenant to pay the rent and other sums due Landlord hereunder and to perform all other obligations to be performed by Tenant hereunder or release any guarantor from its obligations under its guaranty.

(b)           Landlord may accept rent from any person other than Tenant pending approval or disapproval of an assignment or subletting.

(c)           Neither a delay in the approval or disapproval of a Transfer, nor the acceptance of rent, shall constitute a waiver or estoppel of Landlord’s right to exercise its rights and remedies for the breach of any of the terms or conditions of this Section 16.

(d)           The consent by Landlord to any Transfer shall not constitute a consent to any subsequent Transfer by Tenant or to any subsequent or successive Transfer by an assignee or subtenant.  However, Landlord may consent to subsequent Transfers or any amendments or modifications thereto which do not increase Tenant’s obligations hereunder without notifying Tenant or anyone else liable on the Lease and without obtaining their consent, and such action shall not relieve such persons from liability under this Lease, although Landlord agrees to use commercially reasonable efforts to provide notice to Tenant of Landlord’s consent to any subsequent Transfer at the address last provided in writing to Landlord for Tenant’s notice address.

(e)           In the event of any default under this Lease, Landlord may proceed directly against Tenant, any guarantors or anyone else responsible for the performance of this Lease, Including any subtenant or assignee, without first exhausting Landlord’s remedies against any other person or entity responsible therefor to Landlord, or any security held by Landlord.

(f)            Landlord’s written consent to any Transfer by Tenant shall not constitute an acknowledgment that no default then exists under this Lease nor shall such consent be deemed a waiver of any then-existing default.

(g)           The discovery of the fact that any financial statement relied upon by Landlord in giving its consent to an assignment or subletting was materially false shall, at Landlord’s election, render Landlord’s consent null and void.

(h)           Landlord shall not be liable under this Lease or under any sublease to any subtenant.

(i)            No assignment or sublease may be modified or amended without Landlord’s prior written consent.

(j)            [Intentionally Omitted]

(k)           Any assignee of, or subtenant under, this Lease shall, by reason of accepting such assignment or entering into such sublease, be deemed, for the benefit of Landlord, to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Tenant during the term of said assignment or sublease, other than such obligations as are contrary or inconsistent with provisions of an assignment or sublease to which Landlord has specifically consented in writing.

(l)            At Landlord’s request, Tenant shall deliver to Landlord, Landlord’s standard consent to assignment or consent to sublease agreement, as applicable, executed by Tenant, the assignee and the subtenant, as applicable.

16.5         ADDITIONAL TERMS AND CONDITIONS APPLICABLE TO SUBLETTING.  The following terms and conditions shall apply to any subletting by Tenant of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

(a)           Tenant hereby absolutely and unconditionally assigns and transfers to Landlord all of Tenant’s Interest in all rentals and income arising from any sublease entered into by Tenant, and Landlord may collect such rent and income and apply same toward Tenant’s obligations under this Lease; provided, however, that until a default shall occur in the performance of Tenant’s obligations under this Lease, Tenant may receive, collect and enjoy the rents accruing under such sublease.  Landlord shall not, by reason of this or any other assignment of such rents to Landlord nor by reason of the collection of the rents from a subtenant, be deemed to have assumed or recognized any sublease or to be liable to the subtenant for any failure of Tenant to perform and comply with any of Tenant’s obligations to such subtenant under such sublease, including, but not limited to, Tenant’s obligation to return any security deposit.  Tenant hereby irrevocably authorizes and directs any such subtenant, upon receipt of a written notice from Landlord stating that a default exists in the performance of Tenant’s obligations under this Lease, to pay to Landlord the rents due as they become due under the sublease, Tenant agrees that such subtenant shall have the right to rely upon any such statement and request from Landlord, and that such subtenant shall pay such rents to Landlord without any obligation or right to inquire as to whether such default exists and notwithstanding any notice or claim from Tenant to the contrary.

(b)           In the event Tenant shall default in the performance of its obligations under this Lease, Landlord, at its option and without any obligation to do so, may require any subtenant to attorn to Landlord, in which event Landlord shall undertake the obligations of Tenant under such sublease from the time of the exercise of said option to the termination of such sublease; provided, however, Landlord shall not be liable for any prepaid rents or security deposit paid by such subtenant to Tenant or for any other prior defaults of Tenant under such sublease.

16.6         TRANSFER PREMIUM FROM ASSIGNMENT OR SUBLETTING.  Landlord shall be entitled to receive from Tenant (as and when received by Tenant) as an item of additional rent one-half of all amounts received by Tenant from the subtenant or assignee in excess of the amounts payable by Tenant to Landlord hereunder (hereinafter the Transfer Premium).  The Transfer Premium shall be reduced by the reasonable brokerage commissions and legal fees actually paid by Tenant in order to assign the Lease or to sublet a portion of the Premises.  “Transfer Premium” shall mean all Base Rent, additional rent or other consideration of any type whatsoever payable by the assignee or subtenant in excess of the Base Rent and additional rent payable by Tenant under this Lease.  If less than all of the Premises is transferred, the Base Rent and the additional rent shall be determined on a per-leasable-square-foot basis.  The provisions of this Section 16.6 shall not apply with respect to any Permitted Transfer (as that term is defined in Paragraph 6 of the Addendum).

16.7         LANDLORD’S OPTION TO RECAPTURE SPACE.  Notwithstanding anything to the contrary contained in this Section 16, Landlord shall have the option, by giving written notice to Tenant within thirty (30) days after receipt of any request by Tenant (i) to assign this Lease, or (ii) to sublease space in the Premises if the term of such sublease is scheduled to expire during the last twelve (12) months of the Term of the Lease, to terminate this Lease with respect to said space as of the date thirty (30) days after Landlord’s election.  In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than the entire Premises, the Base Rent, Operating Expenses and the number of parking spaces Tenant may use shall be adjusted on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the original Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of same.  If Landlord recaptures only a portion of the Premises, it shall construct and erect at its sole cost such partitions as may be required to sever the space to be retained by Tenant from the space recaptured by Landlord.  Landlord may, at its option, Lease any recaptured portion of the

Premises to the proposed subtenant or assignee or to any other person or entity without liability to Tenant.  Tenant shall not be entitled to any portion of the profit, if any, Landlord may realize on account of such termination and reletting.  Tenant acknowledges that the purpose of this Section is to enable Landlord to receive profit in the form of higher rent or other consideration to be received from an assignee or subtenant, to give Landlord the ability to meet additional space requirements of other Tenants of the Project and to permit Landlord to control the leasing of space in the Project.  Tenant acknowledges and agrees that the requirements of this Section are commercially reasonable and are consistent with the intentions of Landlord and Tenant.  The provisions of this Section 16.7 shall not apply with respect to any Permitted Transfer (as that term Is defined in Paragraph 6 of the Addendum).

16.8         LANDLORD’S EXPENSES.  In the event Tenant shall assign this Lease or sublet the Premises or request the consent of Landlord to any Transfer, then Tenant shall pay Landlord’s reasonable costs and expenses incurred in connection therewith, including, but not limited to, attorneys’, architects’, accountants’, engineers’ or other consultants’ fees.

17.           DEFAULT; REMEDIES.

17.1         DEPAULT BY TENANT.  Landlord and Tenant hereby agree that the occurrence of any one or more of the following events is a material default by Tenant under this Lease and that said default shall give Landlord the rights described in Section 17.2.  Landlord or Landlord’s authorized agent shall have the right to execute and to deliver any notice of default, notice to pay rent or quit or any other notice Landlord gives Tenant.

(a)           Tenant’s failure to make any payment of Base Rent, Tenant’s Percentage Share of Operating Expenses, Tenant’s Percentage Share of Real Property Taxes or any other payment required to be made by Tenant hereunder, as and when due, where such failure shall continue for a period of three (3) days after written notice thereof from Landlord to Tenant.  In the event that Landlord serves Tenant with a notice to pay rent or quit pursuant to applicable unlawful detainer statutes, such notice shall also constitute the notice required by this Section 17.1(a).

(b)           The abandonment of the Premises by Tenant, in which event Landlord shall not be obligated to give any notice of default to Tenant.  For purposes of this Lease, the Premises shall not be deemed abandoned so long as Tenant (i) has provided Landlord with prior written notice, (ii) pays rent and all other charges due under this Lease as and when due, and (iii) maintains the physical appearance of the Premises.

(c)           The failure of Tenant to comply with any of its obligations under Sections 4, 10, 12, 13, 16, 19, 23, 25, 26, 27 and 28 where Tenant fails to comply with its obligations or fails to cure any earlier breach of such obligation within ten (10) days following written notice from Landlord to Tenant.  In the event Landlord serves Tenant with a notice to quit or any other notice pursuant to applicable unlawful detainer statutes, said notice shall also constitute the notice required by this Section 17.1(c).

(d)           The failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Tenant (other than those referenced in Sections 17.1(a), (b) and (c), above), where such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant’s nonperformance is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said thirty (30) day period and thereafter diligently pursues such cure to completion.  In the event that Landlord serves Tenant with a notice to quit or any other notice pursuant to applicable unlawful detainer statutes, said notice shall also constitute the notice required by this Section 17.1(d).

(e)           (i) The making by Tenant or any guarantor of Tenant’s obligations hereunder of any general arrangement or general assignment for the benefit of creditors; (ii) Tenant or any guarantor becoming a “debtor” as defined in 11 U.S.C. 101 or any successor statute thereto (unless, in the case of a petition filed against Tenant or guarantor, the same is dismissed within sixty (60) days); (iii) the appointment of a trustee or receiver to take possession of substantially alt of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where possession is not restored to Tenant within thirty (30) days; (iv) the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where such seizure is not discharged within thirty (30) days; or (v) the insolvency of Tenant.  In the event that any provision of this Section 17.1(e) is unenforceable under applicable law, such provision shall be of no force or effect.

(f)            The discovery by Landlord that any financial statement, representation or warranty given to Landlord by Tenant, or by any guarantor of Tenant’s obligations hereunder, was materially false at the time given.  Tenant acknowledges that Landlord has entered into this Lease in material reliance on such information.

(g)           If Tenant is a corporation, partnership, limited liability company or similar entity, the dissolution or liquidation of Tenant.

(h)           If Tenant’s obligations under this Lease are guaranteed:  (i) the death of a guarantor, (ii) the termination of a guarantor’s liability with respect to this Lease other than in accordance with the terms of such guaranty, (iii) a guarantor’s becoming insolvent or the subject of a bankruptcy filing, (iv) a guarantor’s refusal to honor the guaranty, or (v) a guarantor’s breach of its guaranty obligation on an anticipatory breach basis.

17.2         REMEDIES.

(a)           In the event of any material default or breach of this Lease by Tenant, Landlord may, at any time thereafter, with or without notice or demand, and without limiting Landlord in the exercise of any right or remedy which Landlord may have by reason of such default:

(i)            terminate Tenant’s right to possession of the Premises.  Upon any such termination, Tenant shall immediately surrender possession of the Premises to Landlord.  Landlord reserves all rights and remedies available to it pursuant to the terms and conditions of this Lease as well as under applicable law.  Tenant hereby grants Landlord the full and free right to enter the Premises with or without process of law.  Tenant releases Landlord of any liability for any damage resulting therefrom and waives any right to claim damage for such re-entry.  Tenant also agrees that Landlord’s right to re-Lease or any other right given to Landlord as a consequence of Tenant’s default hereunder or by operation of law is not relinquished.  On termination of Tenant’s right of possession, Landlord shall be entitled to recover from Tenant:  (i) the unpaid rent which had been earned at the time of the termination; (ii) the amount by which the unpaid rent which would have been earned after termination until the time of the award exceeds the amount of any rental, if any, received for the Premises during such time period; (iii) the amount by which the unpaid rent for the balance of the Term of the Lease after the time of award exceeds the amount of any rent to be received (net of re-letting expenses as described below) from any replacement Tenant occupying the Premises at the time of the award, or, if the Premises are not occupied at the time of the award by a rent-paying replacement Tenant, the full amount of the rent to be earned hereunder for the balance of the Term of the Lease discounted to net present value assuming a discount rate of one percent (1%) above the discount rate of the Federal Reserve Bank of Richmond in effect at the time of the award; and provided further, however, that Landlord shall repay to Tenant the excess of the foregoing amount over any rent received for the Premises during the balance of the Term of the Lease (net of reletting expenses as described below) similarly discounted; and (iv) at the time of the award any other amount necessary to compensate Landlord for all the damage proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of events would likely result therefrom, including but not limited to, all costs and expenses attributable to recovering possession of the Premises, re-letting expenses (including the costs and expenses of any necessary repairs, renovations and alterations to the Premises), costs of carrying the Premises (including but not limited to, Landlord’s payment of real property taxes and insurance premiums), actual legal fees and associated costs and expenses, the unamortized portion of all brokerage commissions paid in connection with this Lease and all costs of Tenant improvements (amortized without interest on a straight line basis over the initial Term of the Lease), and reimbursement of any deferred rent or other Lease execution inducement.

(ii)           maintain Tenant’s right of possession in which event Landlord shall have the remedy which permits Landlord to continue this Lease in effect after Tenant’s breach and abandonment and recover rent as it becomes due.  Acts of maintenance or preservation, efforts to relet the Premises, or removal or storage of Tenant’s personal property, shall not constitute a termination of Tenant’s right to possession or act as an acceptance of any surrender of the Premises.  Landlord shall not be required to relet any or all of the Premises prior to leasing other vacant space at the Project, nor shall Landlord be required to accept a Tenant: (i) that does not otherwise meet Landlord’s financial and other criteria, nor (ii) a Tenant who intends to make a use other than the use permitted by the Lease.  Landlord shall use commercially reasonable efforts to relet the Premises.  The phrase “reasonable efforts” as it relates to Landlord’s duty to attempt to relet the Premises, shall require Landlord to do only the following: (i) notify Landlord’s leasing agent in writing of the availability or the Premises for reletting, (ii) post Landlord’s leasing contact telephone number in the Project management office, (iii) show the Premises to any prospective tenant who requests to see the Premises and to any prospective Tenant specifically referred to Landlord by Tenant, and (iv) show the “vacant” status of the Premises in posters and information brochures used at leasing trade meetings and conventions.  Landlord shall not be required to relet the Premises before reletting any space in the Project not producing any income to Landlord and Landlord shall be entitled to consider tenant quality, tenant-mix, and the nature of the Project and office center in making any leasing decision.  If Landlord shall substantially perform the foregoing then, anything in this Lease, or any statute or common law rule to the contrary notwithstanding, Landlord shall be deemed to have met its duty to mitigate its damages hereunder.

(iii)          collect sublease rents (or appoint a receiver to collect such rent) and otherwise perform Tenant’s obligations at the Premises, it being agreed, however, that the appointment of a receiver for Tenant shall not constitute an election by Landlord to terminate this Lease.

(iv)          pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state in which the Premises are located.

(b)           No remedy or election hereunder shall be deemed exclusive, but shall, wherever possible, be cumulative with all other remedies at law or in equity.  The expiration or termination of this Lease and/or the termination of Tenant’s right to possession of the Promises shall not relieve Tenant of liability under any indemnity provisions of this Lease as to matters occurring or accruing during the Term hereof or by reason of Tenant’s occupancy of the Premises.

(c)           If Tenant abandons or vacates the Premises, Landlord may re-enter the Premises and such re-entry shall not be deemed to constitute Landlord’s election to accept a surrender of the Premises or to otherwise relieve Tenant from liability for its breach of this Lease.  No surrender of the Premises shall be effective against Landlord unless Landlord has entered into a written agreement with Tenant in which Landlord expressly agrees to (i) accept a surrender of the Premises and (ii) relieve Tenant of liability under the Lease.  The delivery by Tenant to Landlord of possession of the Premises shall not constitute the termination of the Lease or the surrender of the Premises.

17.3         DEFAULT BY LANDLORD.  Landlord shall not be in default under this Lease unless Landlord fails to perform obligations required of Landlord within thirty (30) days after written notice by Tenant to Landlord and to the holder of any mortgage or deed of trust encumbering the Project whose name and address shall have theretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its cure, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently pursues the same to completion and provided further that, if the nature of the default is such that it presents a danger to the health or safety of Tenant or any of Tenant’s employees, agents or invitees, or adversely affects the operation and profitability of Tenant’s business conducted from the Premises, then in such events, Landlord shall commence and complete cure as soon as reasonably practicable.  In no event shall Tenant have the right to terminate this Lease as a result of Landlord’s default, and Tenant’s remedies shall be limited to damages and/or an injunction.

17.4         LATE CHARGES.  Tenant hereby acknowledges that late payment by Tenant to Landlord of Bass Rent, Tenant’s Percentage Share of Operating Expenses, Tenant’s Percentage Share of Real Property Taxes or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain.  Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed encumbering the Project.  Accordingly, if any installment of Base Rent, Tenant’s Percentage Share of Operating Expenses, Tenant’s Percentage Share of Real Property Taxes or any other sum due from Tenant shall not be received by Landlord when such amount shall be due, then, without any requirement for notice or demand to Tenant, Tenant shall immediately pay to Landlord a late charge equal to five percent (5%) of such overdue amount.  The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant.  Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant’s default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder, including the assessment of interest under Section 17.5.

17.5         INTEREST ON PAST-DUE OBLIGATIONS.  Except as expressly herein provided, any amount due to Landlord that is not paid within ten (10) days after the date when due shall bear interest at the lesser of ten percent (10%) per annum or the maximum rats permitted by applicable law.  Payment of such interest shall not excuse or cure any default by Tenant under this Lease; provided, however, that interest shall not be payable on late charges Incurred by Tenant nor on any amounts upon which late charges are paid by Tenant.

17.6         PAYMENT OF RENT AND SECURITY DEPOSIT AFTER DEFAULT.  If Tenant fails to pay Base Rent, Tenant’s Percentage Share of Operating Expenses, Tenant’s Percentage Share of Real Property Taxes, parking charges or any other monetary obligation due hereunder on the date it is due, after Tenant’s third failure to pay any monetary obligation on the date it is due, at Landlord’s option, all monetary obligations of Tenant hereunder shall thereafter be paid by cashier’s check, and Tenant shall, upon demand, provide Landlord with an additional security deposit equal to three (3) months’ Base Rent.  If Landlord has required

Tenant to make said payments by cashier’s check or to provide an additional security deposit, Tenant’s failure to make a payment by cashier’s check or to provide the additional security deposit shall be a material default hereunder.

18.           LANDLORD’S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT.  All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any reduction of rent. If Tenant shall fail to perform any of its obligations under this Lease after the expiration of any applicable notice and cure period, Landlord may, but shall not be obligated to, after three (3) days’ prior written notice to Tenant, make any such payment or perform any such act on Tenant’s behalf without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligations hereunder. Tenant shall pay to Landlord, within ten (10) days after delivery by Landlord to Tenant of statements therefore, an amount equal to the expenditures reasonably made by Landlord in connection with the remedying by Landlord of Tenant’s defaults pursuant to the provisions of this Section.

19.           INDEMNITY.  Except as set forth in Section 10.4 of the Lease, Tenant hereby agrees to indemnify, defend and hold harmless Landlord and its employees, partners, agents, lenders and ground lessors (said persons and entities are hereinafter collectively referred to as the “Landlord Indemnified Parties”) from and against any and all liability, loss, cost, damage, claims, less of rents, liens, judgments, penalties, fines, settlement costs, investigation costs, the cost of consultants and experts, attorneys’ fees, court costs and other legal expenses, the effect of environmental contamination, the removal, remediation and/or abatement of Hazardous Substances (as said term is defined in Section 27 of the Lease) and other expenses (hereinafter collectively referred to as “Damages”) arising out of or related to a “Landlord Indemnified Matter,” as defined below. For purposes of this Section 19, a “Landlord Indemnified Matter” shall mean any matter for which one or more of the Landlord Indemnified Parties incurs liability or Damages if the liability or Damages arise out of or involve, (i) Tenant or its employees, agents, contractors, invitees, subtenants, assignees or licensees, (all of said persons or entities are hereinafter collectively referred to as “Tenant Parties”) negligent use of the Premises or the Project; (ii) any negligent act or omission of a Tenant Party; (iii) Tenant’s failure to perform any of its obligations under the Lease; (iv) the existence, use or disposal of any Hazardous Substance brought on to the Project by a Tenant Party; or (v) any other matter for which Tenant has agreed to indemnify Landlord pursuant to any other provision of this Lease. Except as set forth in Section 10.4 of the Lease, Landlord hereby agrees to indemnify, defend and hold harmless Tenant and its shareholders, affiliated entities, employees, partners, agents, and lenders (said persons and entities are hereinafter collectively referred to as the “Tenant Indemnified Parties”) from and against any and all Damages arising out of or related to “Tenant Indemnified

Matters,” as defined below. For purposes of this Section 19, a “Tenant Indemnified Matter” shall mean any matter for which one or more of the Tenant Indemnified Parties incurs liability or Damages if the liability or Damages arise out of or involve, (i) Landlord or its employees, partners agents, lenders and ground lessors (said persons are hereinafter collectively referred to as “Landlord Parties”) negligent use, occupancy or operation of the Project; (ii) any negligent act or omission of a Landlord Party; (iii) Landlord’s failure to perform any of its obligations under the Lease; (iv) the existence, use or disposal of any Hazardous Substances brought on to the Project by a Landlord Party; or (v) any other matters for which Landlord has agreed to indemnify Tenant pursuant to any other provisions of this Lease. Landlord’s and Tenant’s obligations hereunder shall include, but shall not be limited to (a) compensating the Landlord Indemnified Parties or the Tenant Indemnified Parties, as the case may be, for damages arising out of Landlord Indemnified Matters or Tenant Indemnified Matters, as applicable, and (ii) providing defense, with counsel reasonably satisfactory to such indemnified party, at the other party’s sole expense, of any claims, actions or proceedings arising out of or relating to a Landlord Indemnified Matter or a Tenant Indemnified Matter, as the case may be, whether or not litigated or reduced to judgment and whether or not well founded. The indemnified parties need not first pay any damages to be indemnified hereunder. This indemnity is intended to apply to the fullest extent permitted by applicable law, the parties’ obligations under this Section shall survive the expiration or termination of the Lease.

20.           EXEMPTION OF LANDLORD FROM LIABILITY.  Tenant hereby agrees that Landlord shall not be liable for injury to Tenant’s business or any loss of income therefrom or for loss of or damage to the merchandise, tenant improvements, fixtures, furniture, equipment, computers, files, automobiles, or other property of Tenant, Tenant’s employees, agents, contractors or invitees, or any other person in or about the Project, nor shall Landlord be liable for injury to the person of Tenant, Tenant’s employees, agents, contractors or invitees, whether such damage or injury is caused by or results from any cause whatsoever including, but not limited to, theft, criminal activity at the Project, negligent security measures, bombings or bomb scares, Hazardous Materials, fire, steam, electricity, gas, water or rain, flooding, breakage of pipes, sprinklers, plumbing, air conditioning or lighting fixtures, or from any other cause, whether said damage or injury results from conditions arising upon the Premises or upon other portions of the Project, or from other sources or places, or from new construction or the repair, alteration or improvement of any part of the Project, unless the cause of the damage or injury arises out of Landlord’s or its employees’, agents’ or contractors’ grossly negligent or intentional acts. Landlord shall not be liable for any damages arising from any act or neglect of any employees, agents, contractors or invitees of any other Tenant, occupant or user of the Project, nor from the failure of Landlord to enforce the provisions of the Lease of any other Tenant of the Project. Tenant, as a material part of the consideration to Landlord hereunder, hereby assumes all risk of damage to Tenant’s property or business or injury to persons, in, upon or about the Project arising from any cause, excluding Landlord’s gross negligence or willful misconduct or the gross negligence or willful misconduct of its employees, agents or contractors, and Tenant hereby waives all claims in respect thereof against Landlord, its employees, agents and contractors.

21.           LANDLORD’S LIABILITY. Tenant acknowledges that Landlord shall have the right to transfer all or any portion of its interest in the Project and to assign this Lease to the transferee. Tenant agrees that in the event of such a transfer Landlord shall automatically be released from all liability under this Lease accruing after the date of such transfer; and Tenant hereby agrees to look solely to Landlord’s transferee for the performance of Landlord’s obligations hereunder after the date of the transfer. Upon such a transfer, Landlord shall, at its opinion, return Tenant’s security deposit to Tenant or transfer Tenant’s security deposit to Landlord’s transferee and, in either event, Landlord shall have no further liability to Tenant for the return of its security deposit. Subject to the rights of any lender holding a mortgage or deed of trust encumbering all or part of the Project, Tenant agrees to took solely to Landlord’s equity interest in the Project for the collection of any judgment requiring the payment of money by Landlord arising out of (a) Landlord’s failure to perform its obligations under this Lease or (b) the negligence or willful misconduct to Landlord, its partners, employees and agents. No other property or assets of Landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of any judgment or writ obtained by Tenant against Landlord. No partner, employee or agent of Landlord shall be personally liable for the performance of Landlord’s obligations hereunder or be named as a party in any lawsuit arising out of or related to, directly or indirectly, this Lease and the obligations of Landlord hereunder. The obligations under this Lease do not constitute personal obligations of the individual partners of Landlord, if any, and Tenant shall not seek recourse against the individual partners of Landlord or their assets.

22.           SIGNS.  Tenant shall not make any changes to the exterior of the Premises, install any exterior lights, decorations, balloons, flags, pennants, banners or painting, or erect or install any signs, windows or door lettering, placards, decorations or advertising media of any type which can be viewed from the exterior of the Premises, without Landlord’s prior written consent, which may be given or withheld in Landlord’s sole discretion. Upon vacation of the Premises, Tenant shall remove all signs and repair, paint and/or replace the building facia surface to which its signs are attached. Tenant shall obtain all applicable governmental permits and approvals for signs and exterior treatments. All signs, decorations, advertising media, blinds, draperies and other window treatment or bars or other security installations visible from outside the Premises shall be subject to Landlord’s approval and conform in all respects to Landlord’s requirements.

See Addendum Paragraph 7

23.           PARKING.  During the term and subject to the rules and regulations attached hereto as Exhibit “C,” as modified by Landlord from time to time (the “Rules”), Tenant shall be entitled to use the number of parking spaces set forth in Section 1.14 in the Common Area parking lot of the Project. Tenant’s parking rights are in common with the parking rights of any other Tenants of the Project, and all of Tenant’s parking spaces are unreserved parking spaces. Landlord reserves the right at any time to reasonably designate areas in the Common Areas where Tenant may or may not park. If Tenant commits or allows in the parking lot any of the activities prohibited by the Lease or the Rules, then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Tenant, which cost shall be immediately payable by Tenant upon demand by Landlord. Tenant’s parking rights are the personal rights of Tenant, and Tenant shall not transfer, assign or otherwise convey its parking rights separate and apart from this Lease. Landlord, in addition to its other remedies, shall have the right to remove or tow away any other vehicles. Landlord shall not be responsible for enforcing Tenant’s parking rights against any third parties. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant’s employees, suppliers, shippers, customers or invitees to be loaded, unloaded or parked in areas other than those designated by Landlord for such activities.

24.           BROKER’S FEE.  Tenant and Landlord each represent and warrant to the other that neither has had any dealings or entered into any agreements with any person, entity, broker or finder other than the persons, if any, listed in Section 1.15 (collectively, the “Brokers”), in connection with the negotiation of this Lease, and no other broker, person, or entity is entitled to any commission or finder’s fee in connection with the negotiation of this Lease, and Tenant and Landlord each agree to indemnify, defend and hold the other harmless from and against any claims, damages, costs, expenses, attorneys’ fees or liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings, actions or agreements of the indemnifying party. The commission payable to the Brokers with respect to this Lease shall be pursuant to the terms of the separate commission agreement in effect between Landlord and the Brokers. Nothing in this Lease shall impose any obligation on Landlord to pay a commission or fee to any party other than Brokers. Tenant shall have no obligation to pay any commission or fees to the Brokers in connection with this Lease unless Tenant has entered into a separate commission agreement with any of the Brokers.

25.           ESTOPPEL CERTIFICATE.

25.1         DELIVERY OF CERTIFICATE.  Tenant shall from time to time, upon not less than twenty (20) days’ prior written notice from Landlord, execute, acknowledge and deliver to Landlord a statement in writing certifying such information as Landlord may reasonably request relating to the Lease including, but not limited to, the following:  (a) that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect), (b) the date to which the Base Rent and other charges are paid in advance and the amounts so payable, (c) that there are not, to Tenant’s knowledge, any uncured defaults or unfulfilled obligations on the part of Landlord, or specifying such defaults or unfulfilled obligations, if any are claimed, (d) that whether or not all Tenant improvements to be constructed by Landlord, if any, have bean completed in accordance with Landlord’s obligations, and (e) that Tenant has taken possession of the Premises.  Any such statement may be conclusively relied upon by any prospective purchaser or encumbrances of the Project.

25.2         FAILURE TO DELIVER CERTIFICATE.  At Landlord’s option, the failure of Tenant to deliver such statement within such time shall constitute a material default of Tenant hereunder, or it shall be conclusive upon Tenant that (a) this Lease is in full force and effect, without modification except as may be represented by Landlord, (b) there are no uncured defaults in Landlord’s performance, (c) not more than one month’s Base Rent has been paid in advance, (d) all Tenant improvements to be constructed by Landlord, if any, have been completed in accordance with Landlord’s obligations, and (e) Tenant has taken possession of the Premises.

26.           FINANCIAL INFORMAITON. From time to time, at Landlord’s request, but only if Landlord is selling or refinancing the Building or if Tenant is in default under the Lease, Tenant shall cause the following financial information to be delivered to Landlord, at Tenant’s sole cost and expense, upon not less than twenty (20) days’ advance written notice from Landlord: (a) Tenant’s most recent audited financial statement for Tenant (b) such other financial information pertaining to Tenant as Landlord or any Lender or purchaser of Landlord may reasonably request. All financial statements shall be prepared in accordance with generally accepted accounting principals consistently applied (or any other recognized accounting method if such is the normal practice of Tenant) and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant. Tenant hereby authorizes Landlord, from time to time, without notice to Tenant, to obtain a credit report or credit history on Tenant from any credit reporting company. Landlord agrees that it shall keep such financial information confidential and it and its partners, officers, directors, employees, brokers, and attorneys, if any, shall not disclose the information contained in such financial statements to any other person or entity, other than Landlord’s mortgagees, brokers, agents, accountants, prospective purchasers and attorneys on an as needed basis or as required by law, without the prior written consent of Tenant, which such consent shall not be unreasonably withheld.

27.           ENVIRONMENTAL MATTERS/HAZARDOUS MATERIALS.

27.1         HAZARDOUS MATERIALS DISCLOSURE CERTIFICATE.  [Intentionally omitted]

27.2         DEFINITION OF HAZARDOUS MATERIALS.  As used in this Lease, the term Hazardous Materials shall mean and include (a) any hazardous or toxic wastes, materials or substances, and other pollutants or contaminants, which are or become regulated by any Environmental Laws (defined below); (b) petroleum, petroleum by-products, gasoline, diesel fuel, crude oil or any fraction thereof; (c) asbestos and asbestos-containing material, in any form, whether friable or non-friable; (d) polychlorinatad biphenyls; (e) radioactive materials; (f) lead and lead-containing materials; (g) any other material, waste or substance displaying toxic, reactive, ignitable or corrosive characteristics, as all such terms are used in their broadest sense, and are defined or become defined by any Environmental Law; or (h) any materials which cause or threatens to cause a nuisance upon or waste to any portion of the Premises or any surrounding property; or poses or threatens to pose a hazard to the health and safety of persons on the Premises, any other surrounding property.  For purposes of this Lease, the term “Hazardous Materials” shall not include nominal amounts of ordinary household cleaners, office supplies and janitorial supplies and any other items obtained lawfully by Tenant and used by Tenant in the conduct of its business which are not actionable under any Environmental Laws.

27.3         PROHIBITION; ENVIRONMENTAL LAWS.  Tenant shall not be entitled to use or store any Hazardous Materials on, in, or about any portion of the Premises without, in each instance, obtaining Landlord’s prior written consent thereto.  If Landlord, in its sole discretion, consents to any such usage or storage, then Tenant shall be permitted to use and/or store only those Hazardous Materials in such amounts that are necessary for Tenant’s business and to the extent disclosed to Landlord.  In all events such usage and storage must at all times be in full compliance with any and all local, state and federal environmental, health and/or safety-related laws, statutes, orders, standards, courts’ decisions, ordinances, rules and regulations (as interpreted by judicial and administrative decisions), decrees, directives, guidelines, permits or permit conditions, currently existing and as amended, enacted, issued or adopted in the future which are or become applicable to Tenant or all or any portion of the Premises (collectively, the “Environmental Laws”) and in compliance with the recommendations of Landlord’s consultants.  Tenant agrees that any changes to the type and/or quantities of Hazardous

Materials may be implemented only with the prior written consent of Landlord, which consent may be given or withheld in Landlord’s sole discretion.  Tenant shall not be entitled nor permitted to install any tanks under, on or about the Premises for the storage of Hazardous Materials without the express written consent of Landlord, which may be given or withheld in Landlord’s sole discretion.  Landlord shall have the right, in Landlord’s sole discretion, at all times during the Term of this Lease to (i) inspect the Premises, (ii) conduct tests and investigations to determine whether Tenant is in compliance with the provisions of this Section 27 or to determine if Hazardous Materials are present in, on or about the Premises, (iii) request lists of all Hazardous Materials used, stored or otherwise located on, under or about any portion of the Premises, and (iv) to require Tenant to complete a survey of its use, storage and handling of Hazardous Materials in the Premises, using a form and following procedures designated by Landlord, in Landlord’s sole discretion (the “Survey”).  The costs and expenses of any such Survey, tests, investigations or inspections shall be paid by the party requesting same, unless a contamination, caused or materially contributed to by Tenant, is found to exist or be imminent, or unless the inspection is requested or ordered by governmental authority as the result of any such existing or imminent violation or contamination, in which case Tenant shall reimburse Landlord for the cost of all such inspections, tests and investigations, and all costs associated with any Survey.  If as a result of an inspection, test or Survey Landlord determines, in Landlord’s sole discretion, that Tenant should implement or perform safety, security or compliance measures, Tenant shall within thirty (30) days after written request by Landlord perform such measures, at Tenant’s sole cost and expense; provided, however, that if the nature of Tenant’s non-performance is such that more than thirty (30) days are required for such measures to be completed, then Tenant shall not be in default if Tenant commences performance within such thirty (30) day period and thereafter diligently pursues the same to completion (such period not to exceed sixty (60) days following Landlord’s original written request).  The aforementioned rights granted herein to Landlord and its representatives shall not create (a) a duty on Landlord’s part to inspect, test, investigate, monitor or otherwise observe the Premises or the activities of Tenant and Tenant Parties with respect to Hazardous Materials, including without limitation, Tenant’s operation, use and any remediation relating thereto, or (b) liability on the part of Landlord and its representatives for Tenant’s use, storage, disposal or remediation of Hazardous Materials, it being understood that Tenant shall be solely responsible for all liability in connection therewith.

27.4         TENANT’S ENVIRONMENTAL OBLIGATIONS.  Tenant shall give to Landlord immediate verbal and follow-up written notice of any spills, releases, discharges, disposals, emissions, migrations, removals or transportation of Hazardous Materials on, under or about any portion of the Premises; provided that Tenant has actual, implied or constructive knowledge of such event(s), Tenant, at its sole cost and expense, covenants and warrants to promptly investigate, clean up, remove, restore and otherwise remediate (including, without limitation, preparation of any feasibility studies or reports and the performance of any and all closures) any spill, release, discharge, disposal, emission, migration or transportation of Hazardous Materials arising from or related to the intentional or negligent acts or omissions of Tenant or Tenant Parties such that the affected portions of the Premises and any adjacent property are returned to the condition existing prior to the appearance of such Hazardous Materials.  Any such investigation, clean up, removal, restoration and other remediation shall only be performed after Tenant has obtained Landlord’s prior written consent, which consent shall not be unreasonably withheld so long as such actions would not potentially have a material adverse long-term or short-term effect on any portion of the Premises.  Notwithstanding the foregoing, Tenant shall be entitled to respond immediately to an emergency without first obtaining Landlord’s prior written consent.  Tenant, at its sole cost and expense, shall conduct and perform, or cause to be conducted and performed, all closures as required by any Environmental Laws or any agencies or other governmental authorities having jurisdiction thereof.  If Tenant fails to so promptly investigate, clean up, remove, restore, provide closure or otherwise so remediate, Landlord may, but without obligation to do so, take any and all steps necessary to rectify the same, and Tenant shall promptly reimburse Landlord, upon demand, for all costs and expenses to Landlord of performing investigation, cleanup, removal, restoration, closure and remediation work.  All such work undertaken by Tenant, as required herein, shall be performed in such a manner so as to enable Landlord to make full economic use of the Premises after the satisfactory completion of such work.

27.5         ENVIRONMENTAL INDEMNITY.  In addition to Tenant’s other indemnity obligations under this Lease, Tenant agrees to, and shall, protect, indemnify, defend (with counsel acceptable to Landlord) and hold Landlord and the other indemnities harmless from and against any and all loss, cost, damage, liability or expense (including, without limitation, diminution in value of any portion of the Premises, damages for the loss of or restriction on the use of rentable or usable space, and from any adverse impact of Landlord’s marketing of any space within the Premises) arising at any time during or after the term of this Lease in connection with or related to, directly or indirectly, the use, presence, transportation, storage, disposal, migration, removal, spill, release or discharge of Hazardous Materials on, in or about any portion of the Premises as a result (directly or indirectly) of the intentional or negligent acts or omissions of Tenant or Tenant Parties.  Neither the written consent of Landlord to the presence, use or storage of Hazardous Materials in, on, under or about any portion of the Premises nor the strict compliance by Tenant with all Environmental Laws shall excuse Tenant from its obligations of indemnification pursuant hereto.  Tenant shall not be relieved of its indemnification obligations under the provisions of this Section 27.5 due to Landlord’s status as either an “owner or “operator” under any

Environmental Laws.  Landlord represents and warrants that, as of the date of this Lease, to the best of its knowledge and belief there are no Hazardous Materials on, in or under the Premises or the Building in violation of any Environmental Laws.

27.6         SURVIVAL.  Tenant’s obligations and liabilities pursuant to the provisions of this Section 27 shall survive the expiration or earlier termination of this Lease.

28.           SUBORDINATION.

28.1         EFFECT OF SUBORDINATION.  This Lease, and any Option (as defined below) granted hereby, upon Landlord’s written election, shall be subject and subordinate to any ground Lease, mortgage, deed of trust or any other hypothecation or security now or hereafter placed upon the Project and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof.  Notwithstanding such subordination, Tenant’s right to quiet possession of the Premises shall not be disturbed if Tenant is not in default and so long as Tenant shall pay the rent and observe and perform all of the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms.  At the request of any mortgagee, trustee or ground lessor, Tenant shall attorn to such person or entity.  If any mortgagee, trustee or ground lessor shall elect to have this Lease and any Options granted hereby prior to the lien of its mortgage, deed of trust or ground Lease, and shall give written notice thereof to Tenant, this Lease and such Options shall be deemed prior to such mortgage, dead of trust or ground lease, whether this Lease or such Options are dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof.  In the event of the foreclosure of a security device, the new owner shall not (a) be liable for any act or emission of any prior landlord or with respect to events occurring prior to its acquisition of title, (b) be liable for the breach of this Lease by any prior Landlord, (c) be subject to any offsets or defenses which Tenant may have against the prior Landlord or (d) be liable to Tenant for the return of its security deposit.  In the event that the Project shall become subject to any lien of any ground lease, mortgage, deed of trust or any other hypothecation or security after the Commencement Date, Landlord shall, at Tenant’s request, obtain a subordination, non-disturbance and attornment agreement on such mortgagee’s, trustee’s or ground lessor’s standard form on behalf of Tenant.  Landlord agrees to endeavor to have such lender agree to add language to such subordination, non-disturbance and attornment agreement requiring the lender to release the insurance proceeds for restoration of any damage.

28.2         EXECUTION OF DOCUMENTS.  Tenant agrees to execute and acknowledge any documents Landlord reasonably requests Tenant execute to effectuate an attornment, a subordination, or to make this Lease or any Option granted herein prior to the lien of any mortgage, deed of trust or ground Lease, as the case may be.  Tenant’s failure to execute such documents within ten (10) days after written demand shall constitute a material default by Tenant hereunder or, at Landlord’s option, Landlord shall have the right to execute such documents on behalf of Tenant as Tenant’s attorney-in-fact.  Tenant does hereby make, constitute and irrevocably appoint Landlord as Tenant’s attorney-in-fact and in Tenant’s name, place and stead to execute such documents in accordance with this Section.

29.           OPTIONS.

29.1         DEFINITION.  As used in this Lease, the word “Option” has the following meaning:  (1) the right or option to extend the Term of this Lease or to renew this Lease, (2) the option or right of first refusal to Lease the Premises or the right of first offer to Lease the Premises or the right of first refusal to Lease other space within the Project or the right of first offer to Lease other space within the Project, and (3) the right or option to terminate this Lease prior to its expiration date or to reduce the size of the Premises.  Any Option granted to Tenant by Landlord must be evidenced by a written option agreement attached to this Lease as a rider or addendum or said option shall be of no force or effect.

29.2         OPTIONS PERSONAL.  Each Option granted to Tenant in this Lease, if any, is personal to the original Tenant and may be exercised only by the original Tenant while occupying the entire Premises and may not be exercised or be assigned, voluntarily or involuntarily, by or to any person or entity other than Tenant, including, without limitation, any permitted transferee as defined in Section 16.  The Options, if any, herein granted to Tenant are not assignable separate and apart from this Lease, nor may any Option be separated from this Lease in any manner, either by reservation or otherwise.  If at any time an Option is exercisable by Tenant, the Lease has been assigned or a sublease exists as to any portion of the Premises, the Option shall be deemed null and void and neither Tenant nor any assignee or subtenant shall have the right to exercise the Option.

29.3         MULTIPLE OPTIONS.  In the event that Tenant has multiple Options to extend or renew this Lease, a later Option cannot be exercised unless the prior Option to extend or renew this Lease has been so exercised,

29.4         EFFECT OF DEFAUILT ON OPTIONS.  Tenant shall have no right to exercise an Option (i) during the time commencing from the date Landlord gives to Tenant a notice of default pursuant to Section 17.1 and continuing until the noncompliance alleged in said notice of default is cured, or (ii) if Tenant is in default of any of the terms, covenants or conditions of this Lease.  The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise an Option because of the provisions of this Section.

29.5         LIMITATIONS ON OPTIONS.  [Intentionally omitted]

29.6         GUARANTEES.  [Intentionally omitted]

30.           LANDLORD RESERVATIONS.  Landlord shall have the right:  (a) to change the name and address of the Project or building upon not less than one hundred eighty (180) days prior written notice; (b) to permit any Tenant the exclusive right to conduct any business as long as such exclusive right does not conflict with any rights expressly given herein; and (c) subject to the rights granted to Tenant in this Lease (but only to the extent contrary to this provision), to place signs, notices or displays upon the roof, interior or exterior of the Building or Common Areas of the Project.  Landlord reserves the right to use the exterior walls of the Premises, and the area beneath, adjacent to and above the Premises together with the right to install, use, maintain and replace equipment, machinery, pipes, conduits and wiring through the Premises, which serve other parts of the Project provided that Landlord’s use does not unreasonably interfere with Tenant’s use of the Premises.

31.           CHANGES TO PROJECT.  Landlord shall have the right, in Landlord’s sole discretion, from time to time, to make changes to the size, shape, location, number and extent of the improvements comprising the Project (hereinafter referred to as “Changes”) including, but not limited to, the interior and exterior of buildings, the Common Areas, HVAC, electrical systems, communication systems, fire protection and detection systems, plumbing systems, security systems, parking control systems, driveways, entrances, parking spaces, parking areas and landscaped areas so long as such Changes do not have a material adverse effect on Tenant’s access to or use and enjoyment of the Premises.  In connection with the Changes, Landlord may, among other things, erect scaffolding or other necessary structures at the Project, limit or eliminate access to portions of the Project, including portions of the Common Areas, or perform work in the building, which work may create noise, dust or leave debris in the Building.  Tenant hereby agrees that such Changes and Landlord’s actions in connection with such Changes shall in no way constitute a constructive eviction of Tenant or entitle Tenant to any abatement of rent.  Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant’s business arising from the Changes, nor shall Tenant be entitled to any compensation or damages from Landlord for any inconvenience or annoyance occasioned by such changes or Landlord’s actions in connection with such Changes.  Landlord shall use commercially reasonable efforts to minimize unreasonable interference with Tenant’s use and occupancy of the Premises during Landlord’s actions in connection with such changes.

32.           SUBSTITUTION OF OTHER PREMISES.  [Intentionally omitted]

33.           HOLDING OVER.  If Tenant remains in possession of the Premises or any part thereof after the expiration or earlier termination of the Term hereof with Landlord’s consent, such occupancy shall be a tenancy from month to month upon all the Terms and conditions of this Lease pertaining to the obligations of Tenant, except that the Base Rent payable shall be one hundred fifty percent (150%) of the Base Rent payable immediately preceding the termination date of this Lease, and all Options, if any, shall be deemed terminated and be of no further effect.  If Tenant remains in possession of the Premises or any part thereof, after the expiration of the Term hereof without Landlord’s consent, Tenant shall, at Landlord’s option, be treated as a Tenant at sufferance or a trespasser.  Nothing contained herein shall be construed to constitute Landlord’s consent to Tenant holding over at the expiration or earlier termination of the Lease Term or to give Tenant the right to hold over after the expiration or earlier termination of the Lease Term.  In the event Tenant holds over at the Premises for longer than sixty (60) days following the date of the expiration or earlier termination of the Lease, then, in addition to the other provisions of this Section, including the requirement to pay Base Rent at a higher rate following the expiration of the Term of the Lease, commencing on the sixty-first (61st) day following the date of the expiration or earlier termination of the Lease, Tenant hereby agrees to indemnify, hold harmless and defend Landlord from any cost, loss, claim or liability (including attorneys’ fees) Landlord may incur as a result of Tenant’s failure to surrender possession of the Premises to Landlord upon the termination of this Lease.

34.           LANDLORD’S ACCESS.

34.1         ACCESS.  Landlord and Landlord’s agents, contractors and employees shall have the right to enter the Premises at reasonable times upon reasonable notice (except in the event of an emergency in which case no such notice shall be required) for the purpose of inspecting the Premises, performing any services required of Landlord, showing the Premises to prospective purchasers, lenders or, during the last one hundred eighty (180) days of the Term of the Lease only (such limit to be applicable only In the event Tenant is not in default hereunder) to prospective Tenants, undertaking safety measures and making alterations, repairs, improvements or additions to the Premises or to the Project.  In the event of an emergency, Landlord may gain access to the Premises by any reasonable means without notice, and Landlord shall not be liable to Tenant for damage to the Premises or to Tenant’s property resulting from such access.  Landlord may at any time place on or about the Building “for sale” or “for Lease” signs and Landlord may at any time during the last one hundred twenty (120) days of the Term hereof place on or about the Premises “for Lease” signs.

34.2         KEYS.  Landlord shall have the right to retain keys to the locks on the entry doors to the Premises and all interior doors at the Premises.

35.           SECURITY MEASURES.  Tenant hereby acknowledges that Landlord shall have no obligation whatsoever to provide guard service or other security measures for the benefit of the Premises or the Project, and Landlord shall have no liability to Tenant due to its failure to provide such services.  Tenant assumes all responsibility for the protection of Tenant, its agents, employees, contractors and invitees and the property of Tenant and of Tenant’s agents, employees, contractors and invitees from acts of third parties.  Nothing herein contained shall prevent Landlord, at Landlord’s sole option, from implementing security measures for the Project or any part thereof, in which event Tenant shall participate in such security measures and the cost thereof shall be included within the definition of Operating Expenses, and Landlord shall have no liability to Tenant and its agents, employees, contractors and invitees arising out of Landlord’s negligent provision of security measures.  Landlord shall have the right, but not the obligation, to require all persons entering or leaving the Project to identify themselves to a security guard and to reasonably establish that such person should be permitted access to the Project.

36.           EASEMENTS.  Landlord reserves to itself the right, from time to time, to grant such easements, rights and dedications that Landlord deems necessary or desirable, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not unreasonably Interfere with the use of the Premises by Tenant.  Tenant shall sign any of the aforementioned documents within twenty (20) days after Landlord’s written request, and Tenant’s failure to do so shall constitute a material default by Tenant.  The obstruction of Tenant’s view, air or light by any structure erected in the vicinity of the Project, whether by Landlord or third parties, shall in no way affect this Lease or impose any liability upon Landlord.

37.           TRANSPORTATION MANAGEMENT.  Tenant shall fully comply at its sole expense with all present or future programs implemented or required by any governmental or quasi-governmental entity or Landlord to manage parking, transportation, air pollution or traffic in and around the Project or the metropolitan area in which the Project is located.

38.           SEVERABILITY.  The invalidity of any provision of this Lease as determined by a court of competent jurisdiction shall in no way affect the validity of any other provision hereof.

39.           TIME OF ESSENCE.  Time is of the essence with respect to each of the obligations to be performed by Tenant and Landlord under this Lease.

40.           DEFINITION OF ADDITIONAL RENT.  All monetary obligations of Tenant to Landlord under the terms of this Lease, including, but not limited to, Base Rent,

Tenant’s Percentage Share of Operating Expenses, Tenant’s Percentage Share of Real Property Taxes and late charges shall be deemed to be rent.

41.           INCORPORATION OF PRIOR AGREEMENTS.  This Lease and the attachments listed in Section l.16 contain all agreements of the parties with respect to the lease of the Premises and any other matter mentioned herein.  No prior or contemporaneous agreement or understanding pertaining to any such matter shall be effective.  Except as otherwise stated in this Lease, Tenant hereby acknowledges that no real estate broker nor Landlord nor any employee or agents of any of said persons has made any oral or written warranties or representations to Tenant concerning the condition or use by Tenant of the Premises or the Project or concerning any other matter addressed by this Lease.

42.           AMENDMENTS.  This Lease may be modified in writing only, signed by the parties in interest at the time of the modification.

43.           NOTICES.  All notices required or permitted by this Lease shall be in writing and may be delivered (a) in person (by hand, by messenger or by courier service), (b) by U.S. Postal Service regular mail, (c) by U.S. Postal Service certified mail, return receipt requested, (d) by U.S. Postal Service Express Mail, Federal Express or other overnight courier, or (e) by facsimile transmission, and shall be deemed sufficiently given if served in a manner specified in this Section.  The addresses set forth in Section 1.17 of this Lease shall be the address of each party for notice purposes.  Landlord or Tenant may by written notice to the other specify a different address for notice purposes.  A copy of all notices required or permitted to be given to Landlord hereunder shall be concurrently transmitted to such party or parties at such addresses as Landlord may from time to time hereinafter designate by written notice to Tenant.  Any notice sent by regular mall or by certified mail, return receipt requested, shall be deemed given three (3) days after deposited with the U.S. Postal Service.  Notices delivered by U.S. Express Mail, Federal Express or other courier shall be deemed given on the date delivered by the carrier to the appropriate party’s address for notice purposes.  If any notice is transmitted by facsimile transmission, the notice shall be deemed delivered upon telephone confirmation of receipt of the transmission thereof at the appropriate party’s address for notice purposes.  A copy of all notices delivered to a party by facsimile transmission shall also be mailed to the party on the date the facsimile transmission is completed.  If notice is received on Saturday, Sunday or a legal holiday, it shall be deemed received on the next business day.  Nothing contained herein shall be construed to limit Landlord’s right to serve any notice to pay rent or quit or similar notice by any method permitted by applicable law, and any such notice shall be effective if served in accordance with any method permitted by applicable law whether or not the requirements of this Section have been met.

44.           WAIVERS.  No waiver by Landlord or Tenant of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Landlord or Tenant of the same or any other provision.  Landlord’s consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Landlord’s consent to or approval of any subsequent act by Tenant.  The acceptance of rent hereunder by Landlord shall not be a waiver of any preceding breach by Tenant of any provision hereof, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such rent.  No acceptance by Landlord of partial payment of any sum due from Tenant shall be deemed a waiver by Landlord of its right to receive the full amount due, nor shall any endorsement or statement on any check or accompanying letter from Tenant be deemed an accord and satisfaction.

45.           COVENANTS.  This Lease shall be construed as though Landlord’s covenants contained herein are independent and not dependent and Tenant hereby waives the benefit of any statute to the contrary.  All provisions of this Lease to be observed or performed by Tenant are both covenants and conditions.

46.           BINDING EFFECT; CHOICE OF LAW.  Subject to any provision hereof restricting assignment or subletting by Tenant, this Lease shall bind the parties, their heirs, personal representatives, successors and assigns.  This Lease shall be governed by the laws of the state in which the Project is located, and any litigation concerning this Lease between the parties hereto shall be initiated in the county in which the Project is located.

47.           ATTORNEYS’ FEES.  If Landlord or Tenant brings an action to enforce the terms hereof or declare rights hereunder, the prevailing party in any such action, or appeal thereon, shall be entitled to its reasonable attorneys’ fees and court costs to be paid by the losing party as fixed by the court in the same or separate suit, and whether or not such action is pursued to decision or judgment.  The attorneys’ fee award shall net be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys’ fees and court costs reasonably incurred in good faith.  Landlord shall be entitled to reasonable attorneys’ fees and all other costs and expenses incurred in the preparation and service of notices of default and consultations in connection therewith, whether or not a legal action is subsequently commenced In connection with such default.  Landlord and Tenant agree that attorneys’ fees incurred with respect to defaults and bankruptcy are actual pecuniary losses within the meaning of Section 365(b)(1)(B) of the Bankruptcy Code or any successor statute.

48.           AUCTIONS.  Tenant shall not conduct, nor permit to be conducted, either voluntarily or Involuntarily, any auction or going-out-of-business sale upon the Premises or the Common Areas.

49.           MERGER.  The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, or a termination by Landlord, shall not result in the merger of Landlord’s and Tenant’s estates and shall, at the option of Landlord, terminate all or any existing subtenancies or may, at the option of Landlord, operate as an assignment to Landlord of any or all of such subtenancies.

50.           QUIET POSSESSION.  Subject to the other terms and conditions of this Lease, and the rights of any lender, and provided Tenant is not in default hereunder, Tenant shall have quiet possession of the Premises for the entire Term hereof subject to all of the provisions of this Lease.

51.           AUTHORITY.  If Tenant is a corporation, trust, limited liability company, limited liability partnership or general or limited partnership, Tenant, and each individual executing this Lease on behalf of such entity, represents and warrants that such individual is duly authorized to execute and deliver this Lease on behalf of said entity, that said entity is duly authorized to enter into this Lease, and that this Lease is enforceable against said entity in accordance with its terms.  If Tenant is a corporation, trust, limited liability company, limited liability partnership or other partnership, Tenant shall deliver to Landlord upon demand evidence of such authority satisfactory to Landlord.

52.           CONFLICT.  Except as otherwise provided herein to the contrary, any conflict between the printed provisions, exhibits, addenda or riders of this Lease and the typewritten or handwritten provisions, If any, shall be controlled by the typewritten or handwritten provisions.

53.           MULTIPLE PARTIES.  If more than one person or entity is named as Tenant herein, the obligations of Tenant shall be the joint and several responsibility of all persons or entitles named herein as Tenant.  Service of a notice in accordance with Section 43 on one Tenant shall be deemed service of notice on all Tenants.

54.           INTERPRETATION.  This Lease shall be interpreted as if it was prepared by both parties, and ambiguities shall not be resolved in favor of Tenant because all or a portion of this Lease was prepared by Landlord.  The captions contained in this Lease are for convenience only and shall not be deemed to limit or alter the meaning of this Lease. As used in this Lease, the words tenant and landlord include the plural as well as the singular.  Words used in the neuter gender include the masculine and feminine gender.

55.           PROHIBITION AGAINST RECORDING.  Neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant.  Landlord shall have the right to record a memorandum of this Lease, and Tenant shall execute, acknowledge and deliver to Landlord for recording any memorandum prepared by Landlord.

56.           RELATIONSHIP OF PARTIES.  Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant.

57.           SECURITY INTEREST.  In consideration of the covenants and agreements contained herein, and as a material consideration to Landlord for entering into this Lease, Tenant hereby unconditionally grants to Landlord a continuing security interest in and to all personal property of Tenant located or left at the Premises and the Security Deposit, if any, and any advance rent payment or other deposit, now in or hereafter delivered to or coming into the possession, custody or control of Landlord, by or for the account of Tenant, together with any increase in profits or proceeds from such property.  The security interest granted to Landlord hereunder secures payment and performance of all obligations of Tenant under this Lease now or hereafter arising or existing, whether direct or indirect, absolute or contingent, or due or to become due.  In the event of a default under this Lease which is not cured within the applicable grace period, if any, Landlord is and shall be entitled to all the rights, powers and remedies granted a secured party under the State of Maryland Commercial Code and otherwise available at law or in equity, including, but not limited to, the right to retain as damages the personal property, Security Deposit and other funds held by Landlord, without additional notice or demand regarding this security interest.  Tenant agrees that it will execute such other documents or instruments as may be reasonably necessary to carry out and effectuate the purpose and terms of this Section, or as otherwise reasonably requested by Landlord, including without limitation, execution of a UCC-1 financing statement.  Tenant’s failure to execute such documents within ten (10) days after written demand shall constitute a material default by Tenant hereunder and, at Landlord’s option, Landlord shall have the right to execute such documents on behalf of Tenant as Tenant’s attorney-in-fact.  Tenant does hereby make, constitute and irrevocably appoint Landlord as Tenant’s attorney-in-fact, and Landlord shall have the right to execute such documents in Tenant’s name.  Tenant hereby waives any rights it may have under the State of Maryland Civil Code which are inconsistent with Landlord’s rights under this Section.  Landlord’s rights under this Section are in addition to Landlord’s rights under Sections 7 and 17.  Notwithstanding anything to the contrary contained in this Section 57, the security interest granted by Tenant to Landlord shall be automatically subordinated to the security interest, if any, granted to Tenant’s lenders in the ordinary course of Tenant’s business.  At Tenant’s request, Landlord shall execute a lien waiver, the form of which shall be reasonably satisfactory to Landlord, waiving Landlord’s security interest in the collateral described in any such lien waiver (which collateral shall exclude any Tenant improvements and any fixtures installed in the Premises).

58.           SIGNAGE.  [Intentionally omitted]

59.           RULES AND REGULATIONS.  Tenant agrees to abide by and conform to the Rules and to cause its employees, suppliers, customers and invitees to so abide and conform.  Landlord shall have the right, from time to time, to modify, amend and enforce the rules in a nondiscriminatory manner.  Landlord shall not be responsible to Tenant for the failure of other persons, including, but not limited to, other tenants, their agents, employees and invitees, to comply with the Rules.

60.           RIGHT TO LEASE.  Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord in its sole discretion shall determine, and Tenant is not relying on any representation that any specific tenant or number of tenants will occupy the Project.

61.           CONFIDENTIALITY.  Tenant acknowledges and agrees that the terms of this Lease are confidential and constitute proprietary information of Landlord.  Disclosure of the terms hereof could adversely affect the ability of Landlord to negotiate other Leases with respect to the Project and may impair Landlord’s relationship with other Tenants of the Project.  Tenant agrees that it and its partners, officers, directors, employees, brokers, and attorneys, if any, shall not disclose the terms and conditions of this Lease to any other person or entity except as required by law or by a court order from a court of competent jurisdiction without the prior written consent of Landlord, which may be given or withheld by Landlord, in Landlord’s sole discretion.  It is understood and agreed that damages alone would be an inadequate remedy for the breach of this provision by Tenant, and Landlord shall also have the right to seek specific performance of this provision and to seek injunctive relief to prevent its breach or continued breach.

62.           WAIVER OF JURY TRIAL.  LANDLORD AND TENANT HEREBY WAIVE THEIR RESPECTIVE RIGHT TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, COUNTERCLAIM OR CROSS-COMPLAINT IN ANY ACTION, PROCEEDING AND HEARING BROUGHT BY EITHER LANDLORD AGAINST TENANT OR TENANT AGAINST LANDLORD ON ANY MATTER WHATSOEVER ARISING OUT OF, OR IN ANY WAY CONNECTED WITH, THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, OR ANY CLAIM OF INJURY OR DAMAGE, OR THE ENFORCEMENT OF ANY REMEDY UNDER ANY LAW, STATUTE, OR REGULATION, EMERGENCY OR OTHERWISE, NOW OR HEREAFTER IN EFFECT.

See Addendum Paragraphs 10, 11, 12 and 13

[SIGNATURES APPEAR ON NEXT PAGE]

LANDLORD AND TENANT ACKNOWLEDGE THAT THEY HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN AND, BY EXECUTION OF THIS LEASE, SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO.  THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LANDLORD AND TENANT WITH RESPECT TO THE PREMISES.  TENANT ACKNOWLEDGES THAT IT HAS BEEN GIVEN THE OPPORTUNITY TO HAVE THIS LEASE REVIEWED BY ITS LEGAL COUNSEL PRIOR TO ITS EXECUTION.  PREPARATION OF TH1S LEASE BY LANDLORD OR LANDLORD’S AGENT AND SUBMISSION OF SAME TO TENANT SHALL NOT BE DEEMED AN OFFER BY LANDLORD TO LEASE THE PREMISES TO TENANT OR THE GRANT OF AN OPTION TO TENANT TO LEASE THE PREMISES.  THIS LEASE SHALL BECOME BINDING UPON LANDLORD ONLY WHEN FULLY EXECUTED BY BOTH PARTIES AND WHEN LANDLORD HAS DELIVERED A FULLY EXECUTED ORIGINAL OF THIS LEASE TO TENANT.

LANDLORD:				TENANT*

THE REALTY ASSOCIATES FUND V, L.P., a Delaware limited partnership				K.R SPORTS, INC., a Maryland corporation

By: Realty Associates Fund V LLC, a Massachusetts
limited liability company, general partner				By:	/s/ J. S. Plank

By:	Realty Associates Advisors LLC, a Delaware				J. S. Plank
	limited liability company, Manager				(Print Name)

	By:	Realty Associates Advisors Trust, a
		Massachusetts business trust, sole		lts:	VP Finance
		member.			(Print Title)

		By:	Henry G. Grauer	By:

By: Realty Associates Fund V Texas Corporation,
A Texas corporation					(Print Name)

By:	Henry G. Bauer			lts:
(Print Title)

*If Tenant is a corporation, the authorized officers must sign on behalf of the corporation and indicate the capacity in which they are signing.  The Lease must be executed by the president or vice president and the secretary or assistant secretary, unless the bylaws or a resolution of the board of directors shall otherwise provide, in which event, the bylaws or a certified copy of the resolution, as the case may be, must be attached to this Lease.

Addendum

Addendum to Standard Industrial Lease (the “Lease”)
dated December, 2003 Between
The Realty Associates Fund V, L.P.  (“Landlord”) and
K.P.  SPORTS, INC., trading as Under Armour Performance Apparel (“Tenant”)

It is hereby agreed by Landlord and Tenant that the provisions of this Addendum are a part of the Lease.  If there is a conflict between the terms and conditions of this Addendum and the terms and conditions of the Lease, the terms and conditions of this Addendum shall control.  Capitalized terms in this Addendum shall have the same meaning as capitalized terms in the Lease, and, if a Work Letter Agreement is attached to this Lease, as those terms have been defined in the Work Letter Agreement.

1.             Tenant Improvements.

(a)           Tenant hereby agrees to accept the Premises in its “as-is” condition existing on the date hereof, subject to (i) Landlord’s completion of the “Office Work” defined in subparagraph (b) below, and (ii) Landlord’s completion of the “Code Compliance Work” defined in subparagraph (c) below.  For purposes hereof, “as-is” shall mean that the Premises shall be delivered broom-clean free of debris and the personal property and equipment of any previous Tenants of the Premises and that all systems, including without limitation, the plumbing, electrical, lighting and mechanical systems, shall be delivered in good working order.  Except as expressly provided in subparagraphs (b) and (c) and Paragraph 10 below, Landlord shall not be obligated to make any Tenant improvements to the Premises on behalf of Tenant during the Term hereof.

(b)           Landlord, at Landlord’s sole cost and expense, shall make the cosmetic improvements (the “Office Work”) to that portion of the Premises consisting of office space that is on two stories of the Premises containing approximately Twenty Thousand (20,000) square feet (the “Office Space”).  The Office Work is more fully described in Schedule 2 attached hereto.

(c)           Landlord, at Landlord’s sole cost and expanse, shall make the Improvements described in Schedule 3 attached hereto (the “Code Compliance Work”).

2.             Delay In Delivery.  Notwithstanding anything to the contrary contained in the Lease, in the event Landlord fails to deliver the Premises to Tenant on or before March 1, 2004 with the Office Work substantially completed and the Code Compliance Work complete (the “Targeted Delivery Date”), except as expressly provided below, Landlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or the obligations of Tenant hereunder; provided, however, Tenant shall be entitled to occupy the Premises rent free after the Commencement Date one (1) day for each day from the Targeted Delivery Date until Landlord delivers the Premises to Tenant.  If, for any reason except as expressly provided herein, Landlord is unable to deliver possession of the Premises to Tenant as provided herein on or before July 1, 2004 (the “Outside Delivery Date”), then Tenant shall have the right, by notice in writing to Landlord within ten (10) days after the Outside Delivery Date, to terminate this Lease.  If Tenant terminates this Lease as provided in the preceding sentence, the parties shall be discharged from all obligations hereunder, provided, that if such written notice by Tenant is not received by Landlord within said ten (10) day period, Tenant shall not have the right to terminate this Lease as provided above.  If Landlord is unable to deliver the Premises to Tenant on or before the Targeted Delivery Date or the Outside Delivery Date due to a Force Majeure Event, the Targeted Delivery Date or the Outside Delivery Date, as applicable, shall be extended by the period of the delay caused by the Force Majeure Event.  In the event Tenant terminates the Lease in according with the foregoing sentence, Tenant shall have up to ninety (90) days following such notice of termination to remove all of Tenant’s equipment and fixtures from the Premises and to repair any damage caused by such removal.

3.             Base Rent Increase.  The Base Rent set forth in Section 1.9 hereinabove shall be adjusted during the Term of the Lease as follows:

Lease Period In Months	Rate Per Square Foot/Square Footage Used		Annual Base Rent			Monthly Base Rent
04/01/04 — 09/30/04	$	[***]/[***]	$	[***]	*	$	[***]
10/01/04 — 03/31/05	$	[***]/[***]	$	[***]	*	$	[***]
04/01/05 — 09/30/05	$	[***]/[***]	$	[***]	*	$	[***]
10/01/05 — 03/31/06	$	[***]/[***]	$	[***]	*	$	[***]
04/01/06 — 09/30/06	$	[***]/[***]	$	[***]	*	$	[***]
10/01/06 — 03/31/07	$	[***]/[***]	$	[***]	*	$	[***]
04/01/07 — 03/31/08	$	[***]/[***]	$	[***]		$	[***]
04/01/08 — 03/31/09	$	[***]/[***]	$	[***]		$	[***]

*annualized amount

The amounts set forth herein as Tenant’s Base Rent are subject to adjustment In the event Tenant exercises Its Expansion Option pursuant to Paragraph 9 below or in the event Landlord reasonably determines that (i) during the period from the Commencement Date through September 30, 2004, Tenant is occupying more than 150,000 rentable square feet for the operation of Tenant’s business, which includes the storage of product, and/or (ii) during the period from October 1, 2004 through September 30, 2006, Tenant is occupying more of the Premises than the square footage referenced in the chart hereinabove during the applicable period.  In the event any of the foregoing events shall occur, Base Rent shall be adjusted by multiplying the amount of square feet being utilized by Tenant in excess of the square footage referenced in the chart hereinabove during the applicable period by the Rate per Square Foot referenced for such period.  The foregoing notwithstanding, Tenant shall not have to pay any additional Base Rent (above the Base Rent stated in the chart above during such period) if Tenant occupies more than 125,000 rentable square feet but less than 150,000 rentable square feet during the period commencing on the Commencement Date through September 30, 2004.

4.             Tenant’s Percentage Share.  Notwithstanding anything to the contrary contained in Sections 1.12 or 6.4 of the Lease, Tenant’s Percentage Share shall be adjusted during the Term of the Lease according to the following schedule:

Leased Period	Tenant’s Percentage Share*
04/01/04 — 09/30/04	[***]% (based on 125,000 sq.ft)
10/01/04 — 03/31/05	[***]% (based on 150,000 sq.ft)
04/01/05 — 09/30/05	[***]% (based on 175,000 sq.ft)
10/01/05 — 03/31/06	[***]% (based on 200,000 sq.ft)
04/01/06 — 09/30/06	[***]% (based on 225,000 sq.ft)
10/01/06 — end of the Term of the Lease	[***]% (based on 264,676 sq.ft)

*The amounts set forth herein as Tenant’s Percentage Share are subject to adjustment in the event Tenant exercises its Expansion Option pursuant to Paragraph 9 below or in the event Landlord reasonably determines that Tenant is occupying more of the Premises than the square footage referenced in the chart hereinabove during the applicable Lease period for the operation of Tenant’s business, including the storage of product.

5.             Building Systems.  To the best of Landlord’s knowledge, the base building systems serving the Premises, including without limitation, the electrical system, plumbing system, HVAC system and other mechanical systems and components of the Premises (collectively, the “Base Building Systems”) are in good working order as of the date this Lease is executed by Landlord and Tenant.  Notwithstanding anything to the contrary set forth in Section 12 of the Lease, Landlord hereby agrees that, for the period commencing on the Commencement Date and continuing for a period of twelve (12) calendar months thereafter (inclusively, the “Warranty Period”), Landlord shall be responsible for the cost of any necessary repairs to the Base Building Systems in or relating to the Premises during the Warranty Period, except to the extent that any such repairs, replacements or maintenance costs result from the negligence or willful misconduct of Tenant, its employees, agents, contractors or invitees.  From and after the expiration of the Warranty Period, Tenant shall be responsible for the cost of any such repairs in accordance with Section 12 of the Lease.

6.             Assignment And Subletting.  Notwithstanding anything to the contrary contained in Section 16 of the Lease, provided Tenant is not in default after expiration of any applicable notice and cure periods, Tenant shall have the right, without Landlord’s consent, upon thirty (30) days advance written notice to Landlord, to assign the Lease or sublet the whole or any part of the Premises (a) to any entity or entities which are owned or controlled by Tenant, or which owns or controls Tenant (for purposes of the preceding subparagraph, control shall be deemed to be ownership of more than fifty percent (50%) of the stock or other voting interest of the controlled corporation or other business entity), (b) in connection with the sale or transfer of substantially all of the assets of the Tenant or the sale or transfer of substantially all of the outstanding ownership interests in Tenant, or (c) in connection with a merger, consolidation or other corporate reorganization of Tenant (each of the transactions referenced in the above subparagraphs (a), (b), and (c) are hereinafter referred to as a “Permitted Transfer,” and each surviving entity shall hereinafter be referred to as a “Permitted Transferee”); provided, that such assignment or sublease is subject to the following conditions:

(i)            Tenant shall remain fully liable under the terms of the Lease;

(ii)           such Permitted Transfer shall be subject to all of the terms, covenants and conditions of the Lease;

(iii)          such Permitted Transferee has a net worth at least equal to the net worth of Tenant as of the date of this Lease; and

(iv)          such Permitted Transferee shall expressly assume the obligations of Tenant under the Lease by a document reasonably satisfactory to Landlord.

7.             Signage.  Notwithstanding anything to the contrary contained in Section 22 of the Lease, Tenant, at Tenant’s sole cost and expense, shall have the non-exclusive right to place signage on the exterior of the Building, which such signage shall be subject to all applicable laws, codes and regulations (including any zoning requirements), as well as any restrictions or covenants of record, Landlord’s signage and design criteria, and otherwise subject to Landlord’s prior approval, including but not limited to, Landlord’s approval of the size, location and Installation of such signage, provided Tenant is not in default under the Lease beyond the expiration of any applicable notice and cure period at any time during the Term of the Lease.  In addition, Tenant shall have the exclusive right to place signage on the exterior of its Premises and the exterior façade of the Building façade of the retail space of its Premises only.  Nothing herein shall prevent Landlord from allowing another Tenant of the Building to have exterior signage on the exterior Building façade of such Tenant’s Premises.  Landlord shall have the right, (x) at anytime during the Term of the Lease if the foregoing condition is not met, or (y) at the expiration or earlier termination of the Lease, to require Tenant to remove any such signage at Tenant’s sole cost and expense and to repair any damage caused by such removal at Tenant’s sole cost and expense.  Tenant will be required to have an annual maintenance contract providing for the ongoing maintenance of such sign.  In addition, provided Tenant is not in default under the Lease beyond the expiration of any applicable notice and cure period and otherwise subject to the requirements of Section 22 of the Lease, Tenant shall have the right to place its flag on one of the existing flag poles located in front of the Building, along with the flags of the United States of America and the State of Maryland.  If Tenant is in default under the Lease beyond the expiration of any applicable notice and cure period, then Landlord shall have the right to require Tenant to remove its flag.  The signage rights granted to Tenant in this Paragraph are personal to the original Tenant and any Permitted Transferee and may not be assigned by or to any person or entity other than the original Tenant and any Permitted Transferee, including in connection with any transfer permitted pursuant to Section 16 of the Lease.

8.             Options to Renew.  Subject to the provisions of Section 29 of the Lease, and provided that Tenant is not in default beyond any applicable cure period, at the time of Tenant’s exercise of the Option, or at the commencement of the Option term, Tenant shall have three (3) two (2) year Options to renew this Lease.  Tenant shall provide to Landlord on a date which is prior to the date that the applicable Option period would commence (if exercised) by at least two hundred forty (240) days, a written notice of the exercise of the applicable Option to extend the Lease for the additional Option term, time being of the essence.  Such notice shall be given in accordance with Section 43 of the Lease.  If notification of the exercise of the applicable Option is not so given and received, all options granted hereunder shall automatically expire.  Base Rent applicable to the Premises for the applicable Option term shall be an amount equal to [***] percent ([***]%) of the then escalated Base Rent applicable to the Premises immediately prior to the expiration of the applicable Term (which such amount shall Increase by [***] percent ([***]%) annually on each anniversary of the commencement of the applicable Option term).  All prior terms and conditions of the Lease shall remain the same, except that Tenant shall not be entitled to any Tenant improvement allowance nor shall Landlord be obligated to construct any Tenant improvements for the Premises on behalf of Tenant during the applicable renewal term.  Upon Tenant’s exercise of the Option pursuant to this Paragraph, the parties shall promptly execute an amendment to this Lease reflecting the provisions of this Paragraph.

9.             Expansion Option.  Tenant shall have the Option (the “Expansion Option”) to Lease the remaining square footage of the Building containing approximately Ninety-Four Thousand Six Hundred (94,600) rentable square feet (the “Expansion Space”).  On or before the earlier to occur of (i) the end of the twenty-fourth

(24th) full calendar month following the Commencement Date, and (ii) September 30, 2005 (the “Option Period”), Tenant shall provide to Landlord written notice of Tenant’s exercise of the Expansion Option, time being of the essence.  Such notice shall be given in accordance with Section 43 of the Lease.  If notification of the exercise of this Expansion Option is not so given, the Expansion Option granted herein shall automatically expire.  Landlord shall notify Tenant within thirty (30) days following Tenant’s exercise of the Expansion Option when Landlord shall deliver the Expansion Space to Tenant, which such delivery shall occur within ninety (90) days following the date of Tenant’s notice exercising the Expansion Option (“Expansion Delivery Date”).  During the Option Period, Landlord shall be obligated to keep the Expansion Space available for Tenant; provided, however, the parties hereto agree that Landlord may enter into short term Leases or occupancy agreements for the Expansion Space (or any portion thereof) with third party Tenants or occupants, provided that any such agreement includes a provision that provides Landlord the option to terminate any such agreement upon sixty (60) days notice to such party.  Landlord shall deliver the Expansion Space to Tenant in its “as-is” condition except that Landlord shall, at Landlord’s sole cost and expense, remove all refrigerator and freezer equipment currently located in the Expansion Space.  Landlord shall not be required to make any improvements to the Expansion Space on behalf of Tenant.  The Base Rent payable for the Expansion Space shall be at the same Base Rent rate than in effect for the Premises as of the Expansion Delivery Date and shall escalate at the same time and at the same rate as the Base Rent for the Promises.  The Lease term applicable to the Expansion Space shall be coterminous with the Term of the Lease for the Premises.  All other terms and conditions of the Lease shall remain the same.  In the event Tenant exercises the Expansion Option, the parties shall promptly execute an amendment to the Lease incorporating the provisions of this Paragraph.

10.           Demising Work.  The Premises is not currently separately demised from the remaining space in the Building (the “Remaining Space”). Landlord, at Landlord’s sole cost and expense, shall cause the Premises to be separately demised from the remaining space in the Building in accordance with the specifications set forth in Schedule 4; provided, however, Landlord shall have the option to perform such demising work, which shall include erecting partitions and separating utilities and services (the “Demising Work”) at anytime during the Term hereof.  Tenant hereby acknowledges that the Demising Work shall be performed while Tenant is in occupancy of the Premises, and Landlord’s actions in connection with such Demising Work shall in no way constitute a constructive eviction of Tenant or entitle Tenant to any abatement of rent.  Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant’s business arising from the performance of the Demising Work, nor shall Tenant be entitled to any compensation or damages from Landlord for any inconvenience or annoyance occasioned by such construction or Landlord’s actions in connection with such construction.  Landlord shall use commercially reasonable efforts to not unreasonably interfere with Tenant’s use and enjoyment of the Premises during such construction.  This provision shall no longer be applicable in the event Tenant exercises the Expansion Option pursuant to Paragraph 9 above.

11.           Roof-top Access.  Landlord hereby agrees that Tenant shall have non-exclusive access to and use of a portion of the Building roof for Tenant’s communication equipment, the location of which shall be reasonably agreed upon by Landlord free of charge during the Term of this Lease.  In the event Tenant wishes to place communication equipment on the roof, it shall be (i) screened in a manner and design acceptable to Landlord in its sole but reasonable discretion, (ii) installed and maintained in compliance in all aspects with all applicable codes, (iii) subject to Landlord’s approval on use and method of attachment, and the use of Landlord’s roof license management company, and (v) at Tenant’s sole cost and expense, including all reasonable consulting and administrative fees associated with the use of Landlord’s roof license management company.  In the event Tenant wishes to place communication equipment on the roof, Tenant shall execute a license agreement substantially in the form attached to this Lease as Exhibit F.

12.           Force Majeure.  Landlord’s and Tenant’s time to perform their respective obligations under this Lease because of, from or through acts of God, strikes, lockouts, labor difficulties, explosions, sabotage, accidents, riots, civil commotions, acts of war, results of any warfare or warlike conditions in this or any foreign country, fire and casualty, Legal Requirements or other similar causes beyond the reasonable control of Landlord or Tenant, as the case may be (hereinafter a “Force Majeure Event”), shall be extended by the period of such delay or such prevention which shall be deemed added to the time herein provided for the performance of any such obligation.  Notwithstanding the foregoing, Tenant’s failure to pay Base Rent or any other sums due under the Lease shall not be excused by any Force Majeure Event.

13.           Damages.  Notwithstanding anything to the contrary contained in the Lease, in no event shall either party be liable under the Lease for any indirect, incidental, consequential, special, reliance or punitive damages, including without limitation damages for lost profits, whether or not said party has been advised of the possibility of such damages, except that no such limitation shall be applicable to damages caused by Tenant, its employees, agents, contractors, licensees, subtenants, invitees, affiliates, successors or assigns in connection with Tenant’s obligations pursuant to Sections 27 and 33 of the Lease.

EXHIBIT A

PREMISES

[to be attached]

EXHIBIT A-1

TENANT’S ADDITIONAL PARKING

[to be attached]

A-1

EXHIBIT B

VERIFICATION LETTER

K.P. Sports, Inc., a Maryland corporation, trading as Under Armour Performance Apparel (“Tenant”), hereby certifies that it has entered into a Lease with THE REALTY ASSOCIATES FUND V, L.P., a Delaware limited partnership (“Landlord”) and verifies the following information as of the         day of                   , 20   :

Address of Premises:	1010 Swan Creek Drive
Baltimore, MD 21226
Leasable Area of Premises:	176,035
Commencement Date:	June 1, 2004
Lease Termination Date:	May 31, 2009
Initial Base Rent:	$57,944.85 (Monthly)
Billing Address for Tenant:

Attention:
Telephone Number:
Federal Tax ID No.:

Tenant acknowledges and agrees that all tenant improvements Landlord is obligated to make to the Premises, if any, have been completed to Tenant’s satisfaction, that Tenant has accepted possession of the Premises, and that as of the date hereof there exist no offsets or defenses to the obligations of Tenant under the Lease.

TENANT

K.P. Sports, Inc.
A Maryland corporation

By:

(PRINT NAME)

Its:
(PRINT NAME)

By:

(PRINT NAME)

Its:
(PRINT NAME)

ACKNOWLEDGED AND AGREED TO:

LANDLORD

THE REALTY ASSOCIATES FUND V, L.P., a Delaware limited partnership

By:	Realty Associates Fund V LLC, a Massachusetts limited liability company, general partner

	By:	Realty Associates Advisors LLC, a Delaware limited liability company, Manager

		By:	Realty Associates Advisors Trusts, a Massachusetts business trust, sole member

By:
Officer

By:	Realty Associates Fund V Texas Corporation, a Texas corporation, general partner

By:
Officer

B-1

EXHIBIT B

VERIFICATION LETTER

K.P. SPORTS, INC., a Maryland corporation, trading as UNDER ARMOUR PERFORMANCE APPAREL, a                          (“Tenant”), hereby certifies that it has entered into a Lease with THE REALTY ASSOCIATES FUND V, L.P., a Delaware limited partnership (“Landlord”) and verifies the following information as of the         day of                   , 20   :

Address of Premises:

Leasable Area of Premises:
Commencement Date:
Lease Termination Date:
Initial Base Rent:
Billing Address for Tenant:

Attention:
Telephone Number:
Federal Tax ID No.:

Tenant acknowledges and agrees that all tenant improvements Landlord is obligated to make to the Premises, if any, have been completed to Tenant’s satisfaction, that Tenant has accepted possession of the Premises, and that as of the date hereof there exist no offsets or defenses to the obligations of Tenant under the Lease.

TENANT

K.P. SPORTS, INC.
A Maryland corporation

By:

(PRINT NAME)

Its:
(PRINT NAME)

By:

(PRINT NAME)

Its:
(PRINT NAME)

[SIGNATURES CONTINUE ON NEXT PAGE]

B-1

ACKNOWLEDGED AND AGREED TO:

LANDLORD

THE REALTY ASSOCIATES FUND V, L.P., a Delaware limited partnership

By:	Realty Associates Fund V LLC, a Massachusetts limited liability company, general partner
	By:	Realty Associates Advisors LLC, a Delaware limited liability company, manager
		By:	Realty Associates Advisors Trusts, a Massachusetts business trust, sole member

By:
Officer

By:	Realty Associates Fund V Texas Corporation, a Texas corporation, general partner

By:
Officer

B-2

RULES AND REGULATIONS

GENERAL RULES

Tenant shall faithfully observe and comply with the following Rules and Regulations:

1.             Tenant shall not alter any locks or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord’s prior written consent.  Tenant shall bear the cost of any lock changes or repairs required by Tenant.

2.             Access to the Project may be refused unless the person seeking access has proper identification or has a previously received authorization for access to the Project.  Landlord and its agents shall in no case be liable for damages for any error with regarding to the admission to or exclusion from the Project of any person.  In case of invasion, mob, riot, public excitement or other commotion, Landlord reserves the right to prevent access to the Project during the continuance thereof by any means it deems appropriate for the safety and protection of life and property.

3.             No cooking shall be done or permitted on the Premises, nor shall the Premises be used for any improper, objectionable or immoral purposes.  Notwithstanding the foregoing, Underwriters’ Laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages for employees and visitors of Tenant, provided that such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations; and provided further that such cooking does not result in odors escaping from the Premises.

4.             No boring or cutting for wires shall be allowed without the consent of Landlord.  Tenant shall not install any radio or television antenna, satellite dish, loudspeaker or other device on the roof or exterior walls of the Building.  Tenant shall not interfere with broadcasting or reception from or in the Project or elsewhere.

5.             Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

6.             Tenant shall store all its trash and garbage within the interior of the Premises or in other locations approved by Landlord, in Landlord’s sole discretion.  No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash in the vicinity of the Project without violation of any law or ordinance governing such disposal.

7.             Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

C-1

PARKING RULES

1.             Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant’s employees, suppliers, shippers, customers or invitees to be loaded, unloaded or parked in areas other than those designated by Landlord for such activities and at times approved by Landlord.  Users of the parking area will obey all posted signs and park only in the areas designated for vehicle parking.  Tenant and its customers, employees, shippers and invitees shall comply with all rules and regulations adopted by Landlord from time to time relating to truck parking and/or truck loading and unloading.

2.             Landlord reserves the right to relocate all or a part of parking spaces within the parking area.

3.             Landlord will not be responsible for any damage to vehicles, injury to persons or loss of property, all of which risks are assumed by the party using the parking area.

4.             The maintenance, washing, waxing or cleaning of vehicles in the parking area or Common Areas is prohibited.

5.             Tenant shall be responsible for seeing that all of its employees, agents, contractors and invitees comply with the applicable parking rules, regulations, laws and agreements.

6.             At Landlord’s request, Tenant shall provide Landlord with a list which includes the name of each person using the parking facilities based on Tenant’s parking rights under this Lease and the license plate number of the vehicle being used by that person.  Tenant shall provide Landlord with an updated list within five (5) days after any part of the list becomes inaccurate.

Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord’s judgment may from time to time be necessary for the management, safety, care and cleanliness of the Project, and for the preservation of good order therein, as well as for the convenience of other occupants and Tenants therein.  Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular Tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other Tenant, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all Tenants of the Project.  Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.

C-2

EXHIBIT D

[INTENTIONALLY OMITTED]

D-1

EXHIBIT E

LETTER REGARDING RETAIL SALES USE

(TO BE ATTACHED)

E-1

EXHIBIT F

LICENSE AGREEMENT FOR SATELLITE DISH

THIS LICENSE AGREEMENT FOR SATELLITE DISH (the “Agreement”) is made as of this       day of           20  , by and between                  limited partnership (the “Licensor”), and                      (the “Licensee”), a                        .

RECITALS

A.            This Agreement is attached to and made a part of that certain Lease Agreement dated            (“Lease”) by and between Licensee, as Tenant, and Licensor, as Landlord, for the Lease by Licensee of approximately              rentable square feet of space (the “demised Premises”) in the building located at             (the “Building”), all as more particularly described in the Lease.

B.            Under the terms of the Lease, Licensor has the exclusive right to use or permit the use of all or any portion of the roof of the Building for any purpose; Licensee desires to use a portion of the roof space to maintain and operate thereon a satellite dish and/or related microwave facilities, antennae and related equipment, all as more particularly described in Exhibit A and Exhibit B attached hereto and incorporated herein by this reference (the “Equipment Location and Specifications”).

C.            Licensor and Licensee desire to provide the terms and conditions for Licensee’s use of the roof space as a location for an antenna and the equipment required for the operation thereof.

NOW, THEREFORE, in consideration of the foregoing, the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Licensor and Licensee, intending legally to be bound, hereby agree as follows:

1.             The foregoing recitals are hereby incorporated herein and made a part hereof by this reference.

2.             Satellite Dish Equipment:  Permitted Uses.  Provided Licensee is not in default under the terms and conditions of the Lease, Licensee’s agent, as approved by Licensor, in Licensor’s sole discretion, will install and maintain, at the sole cost of Licensee and Licensee may, at its own expense, operate on the roof of the Building, a satellite dish and/or related microwave facilities and antenna as specified in Exhibit A attached hereto, to be located as designated on Exhibit B attached hereto (said equipment Is collectively referred to hereinafter as the “Satellite Dish”).  The Satellite Dish shall be deemed to be the Licensee’s Personal Property (as defined in the Lease) and to the extent not inconsistent with this Agreement, the ownership, installation, use and removal thereof shall be governed by the terms of the Lease applicable to Licensee’s Personal Property.

3.             Licensor’s Prior Approval.  Licensor may approve or reject the installation and operation of the Satellite Dish within a reasonable time after Licensee submits (i) plans and specifications for the Satellite Dish (including size, location, height, weight and color);

(ii) copies of all required governmental and quasi-governmental permits, licenses, special zoning variances, and authorizations, all of which Licensee shall obtain at its own cost and expense; and (iii) a policy or certificate of insurance evidencing such insurance coverage as may reasonably be required by Licensor for the installation, operation and maintenance of the Satellite Dish and sufficient to cover, among other things, the Indemnities from Licensee to Licensor as hereinafter provided.  Licensor may withhold approval if the installation, operation or removal of the Satellite Dish may (a) damage the structural integrity of the Building; (b) unreasonably interfere with any service provided by Licensor; (c) interfere with any zoning ordinances or other governmental regulation applicable to the Building; or (d) reduce the amount of leasable space (other than the Premises) in the Building.  Licensee shall not be entitled to rely on any such approval as being a representation by Licensor that such installation and operation is permitted by or in accordance with any governmental or quasi-governmental entity, authority or regulation.

4.             Installation.

(a)           Installation and maintenance of the Satellite Dish shall be performed solely by Licensee’s agent or its contractors, as approved by Licensor, in Licensor’s reasonable discretion.  The Satellite Dish shall not be located on top of any existing structure on the roof of the building.

(b)           Licensee shall bear all costs and expenses incurred In connection with the installation, operation and maintenance of the Satellite Dish.  If operation of the Satellite Dish shall require electrical power Licensor may, at its sole option, install a separate meter, at Licensee’s sole expense.  Licensee shall pay the actual cost of all electricity used in the operation of the Satellite Dish, all as determined by Licensor.

5.             Intentionally Omitted.

6.             Indemnification.  Licensee covenants and agrees that the installation, operation, maintenance and removal of the Satellite Dish, or the demised Premises with respect thereto, shall be solely at its own risk.  Licensee covenants and agrees absolutely and unconditionally to indemnify, defend and hold Licensor harmless against all claims, actions, damages, judgments, settlements, liability, costs and expenses (including reasonable attorneys’ fees and expenses) in connection with death, bodily or personal injury, damage to property or business or any other loss or injury arising out of or related to the installation, operation, maintenance or removal of the Satellite Dish.

7.             Termination Rights.  Licensor may require Licensee, at any time prior to the expiration of the Lease, to terminate the operation of the Satellite Dish if it is causing physical damage to the structural integrity of the Building, unreasonably interfering with any other service provided by the Building, unreasonably interfering with any prior licensee of the roof, or causing the violation of any condition or provision of the Lease or any law, regulation or ordinance promulgated by any governmental or quasi-governmental authority now or hereafter permitted to continue any similar use or operation.  If, however, Licensee can correct the damage or prevent said interference caused by the Satellite Dish to Licensor’s satisfaction within thirty (30) days, Licensee may restore its operation so long as Licensee promptly commences to cure such damage and diligently pursues such cure to completion.  If the Satellite Dish is not completely corrected and restored to operation within thirty (30) days, Licensor, at its sole option, may require that the Satellite Dish be removed at Licensee’s expense.  If Licensor or any other tenant in the Building shall require that the Satellite Dish be moved to another location on the roof, either to accommodate Licensor or to provide other tenants in the Building with access to the roof for placement of other antennas, other electrical equipment or other Licensor-approved uses or installations, Licensor shall have the right, at its sole expense, to relocate the Satellite Dish to another place on the roof.

8.             Removal of the Satellite Dish, At the expiration or earlier termination of the Lease or upon termination of the operation of the Satellite Dish as provided hereinabove in Section 7, the Satellite Dish and all cabling and other equipment relating thereto shall be removed from the Building at Licensee’s sole cost.  Provided Licensee is not in default under the terms and conditions of the Lease, Licensee’s agent, as approved by Licensor, in Licensor’s sole discretion, will remove and dispose of the Satellite Dish otherwise.  Licensee hereby authorizes Licensor to remove and dispose of the Satellite Dish and charge Licensee for all costs and expenses incurred.  Licensee agrees that Licensor shall not be liable for any property disposed of or removed by Licensor.  Licensee’s obligation to perform and observe this covenant shall survive the expiration or earlier termination of the Term of this Agreement,

9.             Time of the Essence.  Time shall be of the essence of the Licensee’s obligations hereunder.

10.           Entire Agreement.  This Agreement contains the entire agreement of the parties hereto and neither Licensor nor any agent or representative of Licensor has made or is making, and Licensee, in executing and delivering this Agreement, is not relying upon any warranties, representations, promises or statements whatsoever.  No waiver or modification of any provision of this Agreement shall be effective unless expressed in writing and signed by all parties hereto.

11.           Successors and Assigns.  The obligations of this Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

12.           Notices.  All notices hereunder shall be given by hand delivery or by certified mail, return receipt requested, and shall be deemed delivered upon receipt or refusal to accept delivery, if addressed as noted in the Lease.

13.           Governing Law.  This Agreement shall be construed and enforced in accordance with the laws of the State of Maryland.

IN WITNESS WHEREOF, Licensor and Licensee have duly executed this Agreement under seal as of the day and year first above written.

LICENSOR:
WITNESS/ATTEST:
By:	By:
Date:

LICENSEE:
WITNESS/ATTEST:
By:	By:
Date:

SCHEDULE 1

INTENTIONALLY OMITTED

1

SCHEDULE 2

OFFICE WORK

[TO BE ATTACHED]

1

SCHEDULE 3

CODE COMPLIANCE WORK

[TO BE ATTACHED]

1

SCHEDULE 4

DEMISING WORK

[TO BE ATTACHED]

1

EXHIBIT A

PREMISES

SCHEDULE 2

OFFICE WORK

In accordance with the provisions of the Standard Industrial Lease between The Realty Associates, Fund V, L.P.  and K.P.  Sports, A Maryland Corporation, trading as Under Armour Performance Apparel, specifically set forth in Paragraphs 1(a) and 1(b) of The Addendum, the Landlord hereby agrees to perform the following Landlord’s “Cosmetic Repairs and Office Work” at its sole cost and expense, prior to Tenant’s occupancy of the Premises:

1)             Clean where needed, repair and/or replace stained or damaged carpeting and tile, as necessary, with equivalent weight/grade material.

2)             Repair and refinish any damaged GWB wall surfaces.

3)             Repaint any repaired wall surfaces as determined by Landlord and Tenant.

4)             Replace any stained, damaged or missing ceiling tiles as necessary.

5)             Replace/repair any non-functional lighting fixtures and tubes to match existing.

6)             Modify all exit and emergency lighting to conform to appropriate codes (further detailed in Schedule 3 “Code Compliance Work”).

7)             Service, test and certify existing passenger elevator is in working condition in accordance with appropriate codes.

8)             Deliver all heating, ventilating and air conditioning systems (HVAC) in good working order.

Exhibit E, Schedule 3

CODE COMPLIANCE WORK

In accordance with the provisions of the Standard Industrial Lease between The Realty Associates Fund V, L.P.  and K.P. Sports, a Maryland Corporation, trading as Under Armour Performance Apparel, specifically set forth in Paragraphs 1(a) and 10 of the Addendum, the Landlord hereby agrees to perform the following Landlord’s “Code Compliance Work” as its sole cost and expense, prior to Tenant’s occupancy of the Premises:

I)             Fire Protection Systems.     Per NFPA and local code – Installation of supplemental fire protection and modifications to the existing system as follows:

A)           Compliance with the NFDA/FM Guidelines for suspended conduit racks, to include heat barriers as needed.

B)            Modifications to the existing ESFR Roof Level System to code.

C)            Testing, as required in compliance with appropriate codes and Anne Arundel County.

D)            All work to be based on current fire pump test (within 6 month period).

E)            Upgrade and modifications to existing fire alarm annunciation systems to incorporate alterations detailed above.

II)            Mechanical/Plumbing Systems.        Per local code – Modifications and/or additions to the existing HVAC and plumbing systems as follows:

A)           Miscellaneous heating, venting and air conditioning (HVAC) equipment repairs to gas-fired, roof and floor mounted equipment serving the proposed warehouse and office Premises, to maintain heating and ventilation standards detailed in the Spears/Votta calculations dated November 18, 2003 and confirmed by Smith Mechanical in correspondence dated 11/21/03.  All systems to be tested and balanced and include automatic controls.

B)            All existing exhaust fans serving the office and warehouse toilet rooms, electric rooms and elevator machine room will be serviced or replaced to make 100% operational.

C)            Domestic water systems to be flushed and cleaned per requirements of Anne Arundel County Health Dept.

D)            Testing as required in compliance with appropriate codes and Anne Arundel County.

III)           Electrical and Lighting Systems.  Modifications and/or additions to the existing electrical and lighting systems as follows:

A)           Warehouse lighting fixtures must be added or relocated to meet the required intensity and distribution in areas where walls and ceilings are to be removed.  New fixtures shall be equal to existing fixtures on site.

B)            Lighting intensities shall conform to the levels currently in the existing warehouse area.

C)            Modifications to the existing electrical system, as necessary, to accommodate upgrades to the existing fire alarm annunciation system.

D)            Re-wiring or supplemental battery systems, as necessary, to exit and emergency lighting as required by code.

Note:      Fire pump is already on a separately metered direct power feed from the transformer.

SCHEDULE 4

DEMISING WORK

In accordance with the provisions of the Standard Industrial Lease between The Realty Associates, Fund V, L.P. and K.P. Sports, A Maryland Corporation, trading as Under Armour Performance Apparel, specifically set forth in Paragraph 10 of The Addendum, the Landlord hereby agrees to perform the following demising and demolition work at its sole cost and expense, prior to Tenant’s occupancy of the Premises:

Demolition.

1)             Landlord shall remove all existing freezer/cooler units, walls and partitions, including suspended ceilings and any structural supports noted on the attached plan.

2)             Landlord shall remove any concrete curbs associated with the above freezer/cooler partitions and repair any associated floor damage to a standard consistent with existing warehouse floors.  In addition, Landlord will grind down or remove any existing bolts and repair damage to existing warehouse floor.

3)             Any existing lighting and sprinkler systems shall be replaced and/or relocated to provide fire protection and lighting consistent with the appropriate codes and existing warehouse space.

4)             Landlord shall clear walls off mezzanine deck but leave the deck and mechanicals (i.e., sprinkler, electric, lights, etc).  If at some future date Tenant wishes to move or remove structure, Landlord shall disassemble, make floor repairs, and remove at Tenant’s option with 90 days’ notice.

Demising.

1)             Landlord shall create a one hour rated demising wall in compliance with appropriate local codes in the area noted on the attached plan.  By using the existing freezer/cooler partition, and additional wall construction, as necessary.

2)             All utilities serving the Premises shall be separately metered or metered so as to permit accurate billing for such services as set forth in Paragraph 8 of the Lease Agreement.

3)             All necessary plans and permits shall be the responsibility of the Landlord, in compliance with all appropriate codes.

SCHEDULE 4-1